UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 Amendment No. 4

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               File No. 333-127813

                            MAJESTIC OIL & GAS, INC.
                 (Name of small business issuer in our charter)


Nevada                             4600                         20-1673271
(State or other jurisdiction of    (Primary Standard            (I.R.S. Employer
incorporation or organization)     Industrial Classification    Identification
                                   Code Number)                 Number)


P.O Box 488 Cut Bank, Montana                               59427
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone 406-873-5580


Corporate Creations Network, Inc.
--------------------------------------------------------------------------------
8275 South Eastern Avenue #200-47
Las Vegas, NV 89123
800.672.9110

            (Name, address and telephone number of agent for service)
--------------------------------------------------------------------------------


Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

CALCULATION OF REGISTRATION FEE


 Title of each class of            Amount to be        Proposed maximum       Proposed maximum      Amount of
securities to be registered      registered            offering price per     aggregate offering   registration
                                                       unit (1)               price                fee

Common Stock offered by our      1,640,000             .10                    $164,000.00          $15.09
Selling Stockholders (2)
Common Stock underlying          1,640,000             .25                    $410,000             $37.72
Warrants offered by our
Selling Stockholders (2))


                            ------------------------
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

(2) The selling shareholders will offer their shares at $.10 per share until our shares are quoted on the OTC Bulletin Board and, assuming we secure this qualification, thereafter at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from the selling shareholders.


We hereby amend this registration statement on such date or dates as may be necessary to delay our effective date until we will file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

PROSPECTUS

                            MAJESTIC OIL & GAS, INC.

Selling shareholders are offering up to 1,640,000 shares of common stock. The selling shareholders will offer their shares at $.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We are also registering an additional 1,640,000 shares of common stock underlying warrants held by our selling stockholders. The selling shareholders cannot acquire the shares underlying these warrants until our shares are quoted on the OTC Bulletin Board and will be sold thereafter at prevailing market prices or privately negotiated prices. If all the warrants are exercised, we will receive $410,000 in proceeds. We will not receive proceeds from the sale of shares from the selling shareholders.

Prior to this offering, there has been no market for our securities. Our common stock is not now listed on any national securities exchange, the NASDAQ stock market or the Over the Counter Bulletin Board. There is no assurance that our securities will ever become qualified for quotation on the OTC Bulletin Board. There is no assurance that the selling shareholders will sell their shares or that a market for our shares will develop even if our shares are quoted on the OTC Bulletin Board. Upon effectiveness of this registration statement, we intend to file a registration statement on Form 8-A. This will require us to file on an on-going basis quarterly and annual reports with the SEC and will also subject us to the rules requiring filing and mailing of proxy requests. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity.

THIS OFFERING IS HIGHLY SPECULATIVE AND THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 9.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this preliminary prospectus is ________, 2006.

                                TABLE OF CONTENTS

SUMMARY INFORMATION AND RISK FACTORS.....................................................................6
RISK FACTORS.............................................................................................9

   Our poor financial condition raises substantial doubt about our ability to continue as a going concern. Our independent auditors have indicated that there is substantial doubt about our ability to continue as a going concern over the next twelve months...........................................................................9
   A substantial decrease in natural gas prices which may occur because natural gas prices are volatile would decrease our revenues and the value of our natural gas properties................................................................................9
   If we cannot replace existing or acquire additional reserves, our revenues and production will decline..........................................................................10
   Compliance with environmental laws and regulations, well blowouts, pipeline ruptures and other similar events may cause operating losses which will reduce our revenues..................................................................................10
   Our management decisions are made by our founder and president, Patrick M.
   Montalban; if we lose his services, our revenues may be
   reduced..............................................................................................11
   The offering price of $.10 per share has been arbitrarily set by our board of directors and accordingly does not indicate the actual value of our business.............................................................................................11
   The person responsible for supervising our day-to-day operations, Mr. Patrick
   Montalban, will devote less than full time to our business, which may result in conflicts of interest.............................................................................11
   Because insiders control our activities, they may block or deter actions that you might otherwise desire that we take and may cause us to act in a manner that is most beneficial to such insiders and not to outside shareholders.........................................................................................12
   Because we do not have an audit or compensation committee, shareholders will have to rely on the entire board of directors, all members of which are not independent, to perform these functions..............................................................12
USE OF PROCEEDS.........................................................................................13
DETERMINATION OF OFFERING PRICE.........................................................................14
DILUTION................................................................................................14
SELLING SECURITY HOLDERS................................................................................14
PLAN OF DISTRIBUTION....................................................................................17
LEGAL PROCEEDINGS.......................................................................................20
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS...........................................20
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT..........................................22
DESCRIPTION OF SECURITIES...............................................................................22
INTEREST OF NAMED EXPERTS AND COUNSEL...................................................................23
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES.........................24
DESCRIPTION OF BUSINESS.................................................................................24



MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS...................30
DESCRIPTION OF PROPERTY.................................................................................32
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..........................................................32
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS................................................33
EXECUTIVE COMPENSATION..................................................................................35
FINANCIAL STATEMENTS....................................................................................37


SUMMARY INFORMATION AND RISK FACTORS

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes, under the Financial Statements prior to making an investment decision.

Organization
------------

We were incorporated in Nevada on April 16, 2002 as M2 Group Energy Corporation On June 21, 2004, we changed our name to Majestic Oil & Gas, Inc. We are authorized to issue 100,000,000 shares of common stock of which 6,240,000 shares are outstanding.

We have a wholly-owned subsidiary, Grizzly Energy, Inc., a Montana corporation and an affiliate of our President, Mr. Patrick Montalban, which we acquired in July 2004 for 1,600,000 shares of our common stock. Mr. Patrick Montalban owns and manages Altamont Oil and Gas, Inc. Mr. Patrick Montalban owns and manages Grizzly Energy, Inc.

Business
--------

We, through our wholly-owned subsidiary, Grizzly Energy, Inc., own a 25% working interest in a producing gas well on a state of Montana lease located in Section 36-T29N-R5W, Pondera County, Montana (Ludwig/State #36-1).

Grizzly Energy acquired the 25% working interest from Altamont Oil and Gas, Inc., a Montana corporation and an affiliate of our President, Mr. Patrick Montalban, in July 2004 for 16,000 shares of Grizzly Energy common stock. Mr. Patrick Montalban owns and manages Altamont Oil and Gas, Inc. Pursuant to an oral understanding, an opportunity to acquire or develop any oil and gas property or any working interest therein which becomes known to Mr. Montalban or Altamont will be first offered to Majestic. Thereafter in July 2004, Majestic Oil & Gas, Inc. acquired all 16,000 issued and outstanding shares of Grizzly Energy, Inc. common stock for the issuance of 1,600,000 shares of our common stock. Altamont retained the remaining 25% interest in this well.

Majestic Oil & Gas, Inc participated in the drilling of the Boucher 27-1 well.We own a 25% working interest in the this well. The Boucher 27-1 well is located in
Section 27-T29N-5W, Pondera County, Montana.

We believe that all the terms of the transactions and agreements with related parties in connection with our business as described above were comparable to terms we could have obtained from unaffiliated parties.

Our offices are located at 5 W. Main St., Cut Bank, Montana 59427. Our telephone number is 406-873-5580.

The Offering
------------

As of the date of this prospectus, we had 6,240,000 shares of common stock issued and outstanding.

Selling shareholders are offering up to 1,640,000 shares of common stock. The selling shareholders will offer their shares at $.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We are also registering an additional 1,640,000 shares of common stock underlying warrants held by our selling stockholders. The selling shareholders cannot acquire the shares underlying these warrants until our shares are quoted on the OTC Bulletin Board and will be sold thereafter at prevailing market prices or privately negotiated prices. If all the warrants are exercised, we will receive $410,000 in proceeds. We will not receive proceeds from the sale of shares from the selling shareholders.

There is no assurance that our securities will ever become qualified for quotation on the OTC Bulletin Board. There is no assurance that the selling shareholders will sell their shares or that a market for our shares will develop even if our shares are quoted on the OTC Bulletin Board. To be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. The current absence of a public market for our common stock may make it more difficult for you to sell shares of our common stock that you own.

Our shares will be "penny stocks" as that term is generally defined in the Securities Exchange Act of 1934. A "penny stock" is any non-NASDAQ equity security that has a market price of less than $5.00 per share. Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Therefore, our shareholders will, in all likelihood, find it difficult to sell their securities.

Risk Factors
------------

Our poor financial condition raises substantial doubt about our ability to continue as a going concern. A substantial decrease in natural gas prices which may occur because natural gas prices are volatile would decrease our revenues and the value of our natural gas properties. If we cannot replace existing or acquire additional reserves, our revenues and production will decline. Compliance with environmental laws and regulations, well blowouts, pipeline ruptures and other similar events may cause operating losses which will reduce our revenues. The offering price of $.10 per share has been arbitrarily set by our board of directors and accordingly does not indicate the actual value of our business. The person responsible for supervising our day-to-day operations, Mr. Patrick Montalban, will devote less than full time to our business, which may result in conflicts of interest. Sales of our common stock under Rule 144 could reduce the price of our stock. See "Risk Factors."

RISK FACTORS

In addition to the other information provided in this prospectus, you should carefully consider the following risk factors in evaluating our business before purchasing any of our common stock.

OUR POOR FINANCIAL CONDITION RAISES SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN. OUR INDEPENDENT AUDITORS HAVE INDICATED THAT THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN OVER THE NEXT TWELVE MONTHS.

We are a development stage company. From our inception to March 31, 2006, we incurred operating losses of $238,910 and had an accumulated deficit of $238,910. This deficit is primarily the result of $300,000 in expenses associated with stock issuances in our fiscal year ended December 31, 2002. 180,285

Our ability to continue as a going concern is dependent on our ability to raise funds to implement our planned development; however we may not be able to raise sufficient funds to do so. Our independent auditors have indicated that there is substantial doubt about our ability to continue as a going concern over the next twelve months. Our poor financial condition could inhibit our ability to achieve our business plan. A SUBSTANTIAL DECREASE IN NATURAL GAS PRICES WHICH MAY OCCUR BECAUSE NATURAL GAS PRICES ARE VOLATILE WOULD DECREASE OUR REVENUES AND THE VALUE OF OUR NATURAL GAS PROPERTIES.

The prices we receive for our gas are volatile. Our future financial condition and results of operations, and the value of our natural gas properties, will depend upon market prices for natural gas. Natural gas prices historically have been volatile and will likely continue to be volatile in the future. Prices for natural gas are dictated by supply and demand. The factors affecting supply include:

   o  the availability of pipeline capacity; and

   o  domestic governmental regulations and taxes.

The factors affecting demand include:

   o  weather conditions;

   o  the price and availability of alternative fuels;

   o  the price and level of foreign imports; and

   o  the overall economic environment.

These factors and the volatility of the energy markets make it extremely difficult to predict future gas price movements with any certainty. Price fluctuations can reduce our revenues because:

   o  price decrease will reduce our revenues;

   o price decreases may make it more difficult to obtain financing for our drilling and development operations through sponsored drilling investment partnerships, borrowing or otherwise; and

   o price decreases may make some reserves uneconomic to produce, reducing our reserves and cash flow.

IF WE CANNOT REPLACE EXISTING OR ACQUIRE ADDITIONAL RESERVES, OUR REVENUES AND PRODUCTION WILL DECLINE.

The future success of our operations will be largely dependent upon our ability to replace and expand our gas and oil reserves through the acquisition of producing properties and the development of natural gas reserves.

Successful acquisition of producing properties generally requires, among other things, accurate assessments of recoverable reserves, future natural gas prices, operating costs and potential environmental risks and other liabilities. Such assessments are necessarily inexact and their accuracy is inherently uncertain. Development of our natural gas reserves involves the risk that no commercial production will be obtained or that production will be insufficient to recover drilling and completion or cleaning and reworking costs. Drilling also may be curtailed, delayed or canceled as a result of many factors, including, among other things, unacceptably low prices, title problems, weather conditions, labor shortages and equipment delivery problems.
Without successful acquisitions and exploitation, exploration and development operations, we will not be able to replace the reserves depleted by production, and our revenues will decline over time.

COMPLIANCE WITH ENVIRONMENTAL LAWS AND REGULATIONS, WELL BLOWOUTS, PIPELINE RUPTURES AND OTHER SIMILAR EVENTS MAY CAUSE OPERATING LOSSES WHICH WILL REDUCE OUR REVENUES.

We face operating hazards and environmental risks which could subject us to litigation or prevent us from producing natural gas from our wells which could destroy our business. We are subject to all risks normally incident to the development, production and transmission of natural gas, including pipeline leaks, uncontrollable flows of gas, oil, brine or well fluids into the environment, fires, explosions, cratering, pollution and other environmental risks. The occurrence of any of these hazards could, nonetheless, result in substantial losses due to damage or destruction of gas and oil wells, formations or production facilities, damage or injury to property and persons or suspension of operations. Although Altemont maintains $1,000,000 of insurance coverage, we maintain no insurance coverage. Altemont's insurance policies, however, have standard exclusions. Losses can occur from an uninsurable risk or in amounts more than existing insurance coverage. The occurrence of an event, which is not insured or not fully insured, would reduce our cash and our earnings and could destroy our business.

OUR MANAGEMENT DECISIONS ARE MADE BY OUR FOUNDER AND PRESIDENT, PATRICK M. MONTALBAN; IF WE LOSE HIS SERVICES, OUR REVENUES MAY BE REDUCED.

The success of our business is dependent upon the expertise of our founder and president, Patrick M. Montalban. Because Mr. Montalban is currently essential to our operations, you must rely on his management decisions. Our founder and president, Patrick M. Montalban will continue to control our business affairs after the offering. We have not obtained any key man life insurance relating to our founder and president, Patrick M. Montalban. If we lose his services, we may not be able to hire and retain another President with comparable experience. As a result, the lost services of our Founder and President, Patrick M. Montalban could reduce our revenues.

THE OFFERING PRICE OF $.10 PER SHARE HAS BEEN ARBITRARILY SET BY OUR BOARD OF DIRECTORS AND ACCORDINGLY DOES NOT INDICATE THE ACTUAL VALUE OF OUR BUSINESS.

The offering price of $.10 per share is not based upon earnings or operating history, does not reflect the our actual value, and bears no relation to our earnings, assets, book value, net worth or any other recognized criteria of value. No independent investment banking firm has been retained to assist in determining the offering price for the shares. Accordingly, the offering price should not be regarded as an indication of any future market price of our stock. See "How We Set the Price for the Securities in this Offering" at page 28.

THE PERSON RESPONSIBLE FOR SUPERVISING OUR DAY-TO-DAY OPERATIONS, MR. PATRICK MONTALBAN, WILL DEVOTE LESS THAN FULL TIME TO OUR BUSINESS, WHICH MAY RESULT IN CONFLICTS OF INTEREST.

The person supervising our day-to-day operations is Mr. Patrick Montalban. In this capacity, he currently devotes approximately 50% of his time to our business and anticipates that during the next 12 months he will continue to devote approximately 75% of his time to our business. Mr. Montalban may have conflicts in allocating his time between our business and his other activities.

SALES OF OUR COMMON STOCK UNDER RULE 144 COULD REDUCE THE PRICE OF OUR STOCK.

As of December 31, 2005, there were 1,415,000 shares of our common stock held by non-affiliates and 4,645,000 shares of our common stock held by affiliates, all of which are restricted as per Rule 144 of the Securities Act of 1933 defines as restricted securities for total outstanding shares of 6,055,000 No shares have been sold pursuant to Rule 144 of the Securities Act of 1933.

Once this registration statement is effective, the shares of our common stock being offered by our selling shareholders will be freely tradable without restrictions under the Securities Act of 1933, except for any shares held by our "affiliates," which will be restricted by the resale limitations of Rule 144 under the Securities Act of 1933. All of our shares will be eligible for resale no later than 90 days after this registration statement is declared effective, assuming the volume and method of sale limitations in Rule 144 can be satisfied to the extent required.

In addition to the shares available for resale under this registration statement, as a result of the provisions of Rule 144, all of the restricted securities could be available for sale in a public market, if developed, beginning 90 days after the date of this prospectus. The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

BECAUSE INSIDERS CONTROL OUR ACTIVITIES, THEY MAY BLOCK OR DETER ACTIONS THAT YOU MIGHT OTHERWISE DESIRE THAT WE TAKE AND MAY CAUSE US TO ACT IN A MANNER THAT IS MOST BENEFICIAL TO SUCH INSIDERS AND NOT TO OUTSIDE SHAREHOLDERS.

Our Officers and Directors, Mr. Montalban and Mr. Mitchell and their affiliates control more than 72.7% of our common stock, and we do not have any non-employee directors. As a result, these insiders effectively control all matters requiring director and stockholder approval, including the election of directors, the approval of significant corporate transactions, such as mergers and related party transaction. Our insiders also have the ability to block, by their ownership of our stock, an unsolicited tender offer. This concentration of ownership could have the effect of delaying, deterring or preventing a change in control of our company that you might view favorably and may cause us to act in a manner that is most beneficial to such insiders and not to outside shareholders.


BECAUSE WE DO NOT HAVE AN AUDIT OR COMPENSATION COMMITTEE, SHAREHOLDERS WILL HAVE TO RELY ON THE ENTIRE BOARD OF DIRECTORS, ALL MEMBERS OF WHICH ARE NOT INDEPENDENT, TO PERFORM THESE FUNCTIONS.

We do not have an audit or compensation committee comprised of independent directors. Indeed, we do not have any audit or compensation committee. These functions are performed by the board of directors as a whole. No members of the board of directors are independent directors. Thus, there is a potential conflict in that board members who are management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

SPECIAL INFORMATION REGARDING FORWARD LOOKING STATEMENTS

Some of the statements in this prospectus are "forward-looking statements." These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth above under "Risk Factors." The words "believe," "expect," "anticipate," "intend," "plan," and similar expressions identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements. However, the Private Securities Litigation Reform Act of 1995 is not available to us as a non-reporting issuer. Further, Section 27A(b)(1)(C) of the Securities Act and
Section 21E(b)(1)(C) provide that the safe harbor for forward looking statements does not apply to statements made by companies such as ours that issue penny stock. Further, Section 27A(b)(2)(D) of the Securities Act and Section 21E(b)(2)(D) of the Securities Exchange Act expressly state that the safe harbor for forward looking statements does not apply to statements made in connection with an initial public offering.


                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of shares offered by the selling shareholders. We will receive up to $410,000 upon the exercise of the Warrants. The table below depicts how we will utilize the proceeds of this Offering in the event that 800,000 and 1,640,000 shares are purchased through Warrant Exercise.


Purpose                                    800,000 Shares          Percent         1,640,000 Shares      Percent
------------------------------------------ ----------------------- --------------- --------------------- -------------
Drilling of wells in the Lake Francis
Field [1]                                  $200,000                100%            $410,000              100%
------------------------------------------ ----------------------- --------------- --------------------- -------------
TOTAL:                                     $200,000                100%            $410,000              100%


[1] We propose to use the proceeds from the $410,000 to drill four wells in the Lake Frances Gas Field. The drilling and completion costs for each well is approximately $99,000. To the extent we receive less than $200,000 upon Warrant exercise, we will apply the proceeds to drill one well, or if not sufficient proceeds to do so, will retain the proceeds as working capital.

The amounts set forth above are estimates developed by management for the allocations of the net proceeds of the Warrant exercises based upon the current state of our business operations, our plans and current economic and industry conditions.

The actual allocation of funds will depend on our success and growth. If results do not meet our requirements, we will reallocate the proceeds among the other contemplated uses of proceeds, as prudent business practices dictate.

No proceeds will be paid as compensation to officers and directors.

Pending application by us of the net proceeds of the Warrant exercise, such proceeds may be invested in short-term, interest-bearing instruments.


                         DETERMINATION OF OFFERING PRICE

Our management has determined the offering price for the selling shareholders' shares which was selected the price at which these shares were sold to non-affiliated investors in our recently completed private placement, in accordance with management's discussions with the selling shareholders. This was also based upon our anticipated opening price if our stock becomes qualified for quotation on the OTCBB given our current net revenues and current net asset value. However, we have no written or oral agreement with any of our selling shareholders on this matter. The offering price has been arbitrarily determined and does not bear any relationship to our assets, results of operations, or book value, or to any other generally accepted criteria of valuation. Prior to this offering, there has been no market for our securities. See "How We Set the Price for the Securities in this Offering" at page 28.


                                    DILUTION

Not applicable. We are not offering any shares in this registration statement. All shares are being registered on behalf of our selling shareholders.

                            SELLING SECURITY HOLDERS

The selling security holders named below are selling the securities. The table assumes that all of the securities will be sold in this offering. However, any or all of the securities listed below may be retained by any of the selling security holders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling security holders upon termination of this offering. These selling security holders acquired their shares by purchase exempt from registration primarily under Regulation S and with respect to our 22 US investors, under Section 4(2) of the 1933 Act. We believe that the selling security holders listed in the table have sole voting and investment powers with respect to the securities indicated. No selling stockholder is an affiliate of a broker-dealer. We will not receive any proceeds from the sale of the securities by the selling security holders.


-------------------- ------------- ------------ -------------- --------------------- ----------------- ------------
Name                 Total         Total        Shares         Percentage Before     Percentage        Rela-
                     Shares        Shares       Registered     Offering (1)          After Offering    tion-ship
                     Owned         under                                             (2)               to us
                                   Warrants
-------------------- ------------- ------------ -------------- --------------------- ----------------- ------------
Dr. Michael          100,000       100,000      200,000        1.6                   0
Fitzmaurice
-------------------- ------------- ------------ -------------- --------------------- ----------------- ------------
J. Thomas Johnston   150,000       150,000      300,000        2.3                   0
-------------------- ------------- ------------ -------------- --------------------- ----------------- ------------
Albert Matter        10,000        10,000       20,000         *                     0
-------------------- ------------- ------------ -------------- --------------------- ----------------- ------------
Jim Turner           10,000        10,000       20,000         *                     0
-------------------- ------------- ------------ -------------- --------------------- ----------------- ------------
Catherine Okulitch   10,000        10,000       20,000         *                     0
-------------------- ------------- ------------ -------------- --------------------- ----------------- ------------
Michael T.           250,000                    250,000        3.9                   0                 Attorney
Williams [Law Firm]
-------------------- ------------- ------------ -------------- --------------------- ----------------- ------------
Jerry Williamson     30,000        30,000       60,000         *                     0
-------------------- ------------- ------------ -------------- --------------------- ----------------- ------------
John A. Miller       30,000        30,000       60,000         *                     0
-------------------- ------------- ------------ -------------- --------------------- ----------------- ------------
Brian W. & Leanne    50,000        50,000       100,000        *                     0
Kavanagh
-------------------- ------------- ------------ -------------- --------------------- ----------------- ------------
Elsie Johnston       20,000        20,000       40,000         *                     0
-------------------- ------------- ------------ -------------- --------------------- ----------------- ------------
E. W. Whiteside      10,000        10,000       20,000         *                     0
-------------------- ------------- ------------ -------------- --------------------- ----------------- ------------
Roger Garriock       10,000        10,000       20,000         *                     0
-------------------- ------------- ------------ -------------- --------------------- ----------------- ------------
Doran Aisenstat      10,000        10,000       20,000         *                     0
-------------------- ------------- ------------ -------------- --------------------- ----------------- ------------
Jasson Aisenstat     20,000        20,000       40,000         *                     0
-------------------- ------------- ------------ -------------- --------------------- ----------------- ------------
Thomas Vandersluis   40,000        40,000       80,000         *                     0
-------------------- ------------- ------------ -------------- --------------------- ----------------- ------------
Jason Berg           40,000        40,000       80,000         *                     0
-------------------- ------------- ------------ -------------- --------------------- ----------------- ------------
Elizabeth J.         10,000        10,000       20,000         *                     0
Anderson
-------------------- ------------- ------------ -------------- --------------------- ----------------- ------------
B. & B. Ventures     10,000        10,000       20,000         *                     0
Ltd Co.
[Business:  a
private business
holding company -
Principal:  Doug
Allen (3)]



-------------------- ------------- ------------ -------------- --------------------- ----------------- ------------
Carla Barringer      5,000         5,000        10,000         *                     0
-------------------- ------------- ------------ -------------- --------------------- ----------------- ------------
Steve Bucher         5,000         5,000        10,000         *                     0
-------------------- ------------- ------------ -------------- --------------------- ----------------- ------------
Dan W. Burns         15,000        15,000       30,000         *                     0
-------------------- ------------- ------------ -------------- --------------------- ----------------- ------------
Chen Kuo-Hsien       20,000        20,000       40,000         *                     0
-------------------- ------------- ------------ -------------- --------------------- ----------------- ------------
Cheng Rose           10,000        10,000       20,000         *                     0
-------------------- ------------- ------------ -------------- --------------------- ----------------- ------------
Gabriel Clark        10,000        10,000       20,000         *                     0
-------------------- ------------- ------------ -------------- --------------------- ----------------- ------------
J. Gary  Dekker      10,000        10,000       20,000         *                     0
-------------------- ------------- ------------ -------------- --------------------- ----------------- ------------
Scott Dorian         10,000        10,000       20,000         *                     0
-------------------- ------------- ------------ -------------- --------------------- ----------------- ------------
John Anthony Eland   40,000        40,000       80,000         *                     0
-------------------- ------------- ------------ -------------- --------------------- ----------------- ------------
Mike Elhard          10,000        10,000       20,000         *                     0
-------------------- ------------- ------------ -------------- --------------------- ----------------- ------------
Debbie Fillippeli    10,000        10,000       20,000         *                     0
-------------------- ------------- ------------ -------------- --------------------- ----------------- ------------
Kerry-Lynne Donna    10,000        10,000       20,000         *                     0
Findlay
-------------------- ------------- ------------ -------------- --------------------- ----------------- ------------
Bruce Johnson        12,000        12,000       24,000         *                     0
-------------------- ------------- ------------ -------------- --------------------- ----------------- ------------
Dean Johnson         10,000        10,000       20,000         *                     0
-------------------- ------------- ------------ -------------- --------------------- ----------------- ------------
Robert G. Olson      10,000        10,000       20,000         *                     0
-------------------- ------------- ------------ -------------- --------------------- ----------------- ------------
Brian Fletcher       10,000        10,000       20,000         *                     0
-------------------- ------------- ------------ -------------- --------------------- ----------------- ------------
Chi Wa Pang          10,000        10,000       20,000         *                     0
-------------------- ------------- ------------ -------------- --------------------- ----------------- ------------
Tamara Hall          150,000       150,000      300,000        2.3                   0
-------------------- ------------- ------------ -------------- --------------------- ----------------- ------------
Greg Hardy           100,000       100,000      200,000        1.6                   0
-------------------- ------------- ------------ -------------- --------------------- ----------------- ------------
George M. Jackson    5,000         5,000        10,000         *                     0
-------------------- ------------- ------------ -------------- --------------------- ----------------- ------------
Gregory A. Jackson   20,000        20,000       40,000         *                     0
-------------------- ------------- ------------ -------------- --------------------- ----------------- ------------
Steven D. Paquin     5,000         5,000        10,000         *                     0
-------------------- ------------- ------------ -------------- --------------------- ----------------- ------------
Edgar Rahal          10,000        10,000       20,000         *                     0
-------------------- ------------- ------------ -------------- --------------------- ----------------- ------------
KGL Capital          10,000        10,000       20,000         *                     0
Corporation
[private
investment
company; Kelly
Lohn, principal
(3)]



-------------------- ------------- ------------ -------------- --------------------- ----------------- ------------
Juanita L. Leach     10,000        10,000       20,000         *                     0
-------------------- ------------- ------------ -------------- --------------------- ----------------- ------------
Pezhman Sharifi      20,000        20,000       20,000         *                     0
-------------------- ------------- ------------ -------------- --------------------- ----------------- ------------
Harley Mayers        30,000        30,000       60,000         *                     0
-------------------- ------------- ------------ -------------- --------------------- ----------------- ------------
Beverly Montalban    100,000       100,000      200,000        1.6                   0
-------------------- ------------- ------------ -------------- --------------------- ----------------- ------------
Ken Suen             10,000        10,000       20,000         *                     0
-------------------- ------------- ------------ -------------- --------------------- ----------------- ------------
Teepy L. C. Tang     10,000        10,000       20,000         *                     0
-------------------- ------------- ------------ -------------- --------------------- ----------------- ------------
Tanya Thompson       10,000        10,000       20,000         *                     0
-------------------- ------------- ------------ -------------- --------------------- ----------------- ------------
Rudy Vermeer         10,000        10,000       20,000         *                     0
-------------------- ------------- ------------ -------------- --------------------- ----------------- ------------
Judy Vermulm         10,000        10,000       20,000         *                     0
-------------------- ------------- ------------ -------------- --------------------- ----------------- ------------
Gus C.  Wahlroth     10,000        10,000       20,000         *                     0
-------------------- ------------- ------------ -------------- --------------------- ----------------- ------------
Leo Wong             30,000        30,000       60,000         *                     0
-------------------- ------------- ------------ -------------- --------------------- ----------------- ------------
Ronald V. Luedtke    5,000         5,000        10,000         *                     0
-------------------- ------------- ------------ -------------- --------------------- ----------------- ------------
Dan Mitchell         45,000        45,000       90,000         *                     0
-------------------- ------------- ------------ -------------- --------------------- ----------------- ------------
Dan F. Whetstone     23,000        23,000       46,000         *                     0
-------------------- ------------- ------------ -------------- --------------------- ----------------- ------------

[1] Calculation excludes exercise of warrants

[2] Assuming sale of all shares registered hereunder

[3] Persons listed as Principal are the natural persons that have the ultimate voting or investment control over the shares held by this selling stockholder.

*  Less than 1%


                              PLAN OF DISTRIBUTION

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future. Accordingly, our shares should be considered totally illiquid, which inhibits investors' ability to resell their shares.

Selling shareholders are offering up to 1,640,000 shares of common stock. The selling shareholders will offer their shares at $.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We are also registering an additional 1,640,000 shares of common stock underlying warrants held by our selling stockholders. The selling shareholders cannot acquire the shares underlying these warrants until our shares are quoted on the OTC Bulletin Board and will be sold thereafter at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from the selling shareholders.

The securities offered by this prospectus will be sold by the selling shareholders. We are not aware of any underwriting arrangements that have been entered into by the selling shareholders. The distribution of the securities by the selling shareholders may be effected in one or more transactions that may take place in the over-the-counter market, including broker's transactions or privately negotiated transactions.

The selling shareholders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, margin accounts or loan transactions. Upon default by such selling shareholders, the pledge in such loan transaction would have the same rights of sale as the selling shareholders under this prospectus. The selling shareholders may also enter into exchange traded listed option transactions, which require the delivery of the securities listed under this prospectus. After our securities are qualified for quotation on the over the counter bulletin board, the selling shareholders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such selling shareholders under this prospectus.

In addition to the above, each of the selling shareholders will be affected by the applicable provisions of the Securities Exchange Act of 1934, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling shareholders or any such other person. We have instructed our selling shareholders that they many not purchase any of our securities while they are selling shares under this registration statement.

Upon this registration statement being declared effective, the selling shareholders may offer and sell their shares from time to time until all of the shares registered are sold; however, this offering may not extend beyond two years from the initial effective date of this registration statement.

There can be no assurances that the selling shareholders will sell any or all of the securities. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

All of the foregoing may affect the marketability of our securities. Pursuant to oral promises we made to the selling shareholders, we will pay all the fees and expenses incident to the registration of the securities.

Should any substantial change occur regarding the status or other matters concerning the selling shareholders, or us we will file a post-effective amendment to this registration statement disclosing such matters.

Should any substantial change occur regarding the status or other matters concerning the selling shareholders or us, we will file a post-effective amendment disclosing such matters.

Pursuant to NASD Rule 2710(b)(1), Rule 2710(b)(6), and Notice to Members 88-101:

   o Maximum compensation to NASD member firms will not exceed 8% of the maximum proceeds.

   o All post-effective amendments or prospectus supplements disclosing actual price and selling terms will be submitted by the required member firms to the NASD at the same time they are filed with the SEC.

   o The NASD will be advised by the required member firms if, subsequent to the filing of the offering, any 5% or greater shareholder of the issuer is or becomes an affiliate or associated person of an NASD member participating in the distribution.

   o All NASD members participating in the offering will represent to us that they understand the requirements that have to be met in connection with SEC Rule 415 and Notice-to-Members 88-101.

No NASD member firm has been retained by us or any Selling Stockholder to act in any capacity in connection with this offering.

OTC Bulletin Board Considerations
---------------------------------

To be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. We have engaged in preliminary discussions with an NASD Market Maker to file our application on Form 211 with the NASD, but as of the date of this prospectus, no filing has been made. Based upon our counsel's prior experience, we anticipate that after this registration statement is declared effective, it will take approximately 2
- 8 weeks for the NASD to issue a trading symbol.

The OTC Bulletin Board is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTC Bulletin Board. The SEC's order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Bulletin Board.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Bulletin Board has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. The NASD cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the bulletin board is that the issuer be current in its reporting requirements with the SEC.

Although we anticipate listing on the OTC Bulletin board will increase liquidity for our stock, investors may have greater difficulty in getting orders filled because it is anticipated that if our stock trades on a public market, it initially will trade on the OTC Bulletin Board rather than on NASDAQ. Investors' orders may be filled at a price much different than expected when an order is placed. Trading activity in general is not conducted as efficiently and effectively as with NASDAQ-listed securities.

Investors must contact a broker-dealer to trade OTC Bulletin Board securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

Bulletin board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders
- an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.


                                LEGAL PROCEEDINGS

We are not aware of any pending or threatened legal proceedings in which we are involved.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The board of directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies. Each director shall be elected for the term of one year, and until his successor is elected and qualified, or until his earlier resignation or removal. Our directors and executive officers are as follows:

----------------------------------- ---------- ---------------------------------
Name                                Age        Position
----------------------------------- ---------- ---------------------------------
Patrick M. Montalban                48         President, CEO and director
----------------------------------- ---------- ---------------------------------
Danny M. Mitchell                   77         Vice President and director
----------------------------------- ---------- ---------------------------------

Mr. Patrick M. Montalban has been our President, CEO, and director since our inception. He has been President, CEO and director of our wholly-owned subsidiary Grizzly Energy Inc. from August 2002 to date. He has been President, CEO and director of Altamont Oil and Gas which owns and operates gas producing wells in Montana from April 1999 to date. From September 2000 to January 2002 he was Director, President and CEO of Mountainview Energy Ltd. a publicly listed oil and gas company on the CDNX. From January 1999 to date, he has beenVice-President of Exploration and Production and Director for Montalban Oil & Gas Operations, Inc, a company primarily engaged in the business of the exploration and production of oil and gas properties. Previously, Mr. Montalban was a director, Executive Vice President and Chief Operating Officer of Quicksilver Resources, Inc., formerly MSR Exploration Ltd., and predecessor companies from July 1983 to January 1999. Between January, 1990 and January, 1999, Mr. Montalban was director, President and Chief Operating Officer of Gypsy Highview Gathering System Inc., a gas gathering, compression and pipeline company and subsidiary of Quicksilver Resources Inc. Mr. Montalban is currently a director Great Northern Drilling Company a private oil and gas company. He is a petroleum geologist who obtained a BA in Geology from the University of Montana in 1981. He devotes 75% of his time to our business.

Mr. Danny Mack Mitchell has been our Vice President and director since our inception. He has been President and CEO and director of Comanche Drilling Company from 1961 to date. Comanche Drilling Co. owned and operates oil and gas wells in the State of Montana from 1959 to date. Comanche Drilling has drilled over 2000 wells in the Northern Rockies from 1961 to July 2000. From 1965 to July 2000 he was President and CEO of Danco a private Pipe and Sales Company. From 1986 to July 2000 he was owner President and CEO and director of Tulsa Tool Works. Tulsa Tool Works manufactured and fabricated oil field equipment. He is a Mechanical Engineer who obtained a BS in Mechanical Engineer from Gonzaga University in 1959.

Directors serve for a one-year term. Our bylaws currently provide for a board of directors comprised of a minimum of one director.

Board Committees
----------------

We currently have no compensation committee or other board committee performing equivalent functions. Currently, all members of our board of directors participate in discussions concerning executive officer compensation.

Family Relationships
--------------------

There are no family relationships among our officers or directors.

Legal Proceedings
-----------------

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in legal proceedings that would be material to an evaluation of our management.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership, as of the date of this registration statement, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control.


------------------------------ -------------------------------- ----------------
Name and Address               Number of Shares of Common       Percentage
                               Stock
------------------------------ -------------------------------- ----------------
Patrick M. Montalban [1]       4,600,000                        72
P.O Box 488 Cut Bank,
Montana 59427
------------------------------ -------------------------------- ----------------
Danny Mitchell                 45,000                           .7
P.O Box 488 Cut Bank,
Montana 59427
------------------------------ -------------------------------- ----------------
All officers and directors     4,645,000                        72.7
as a group [two persons]
------------------------------ -------------------------------- ----------------

[1] Includes 1,600,000 shares owned by Altamont Oil & Gas, Inc. of which Mr. Montalban is the sole beneficial owner and principal.

This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, it believes that each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based upon 6,055,000 shares of common stock outstanding as of the date of this registration statement.


                            DESCRIPTION OF SECURITIES

The following description as a summary of the material terms of the provisions of our articles of incorporation and bylaws is qualified in its entirety. The articles of incorporation and bylaws have been filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock
------------

We are authorized to issue 100,000,000 shares of common stock with no par value per share. As of the date of this registration statement, there were 6,055,000 shares of common stock issued and outstanding held by 52 shareholders of record. Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the shareholders of our common stock who hold, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of the such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Holders of our common stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities. There are not any provisions in our Articles of Incorporation or our by-laws that would prevent or delay change in our control.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

Our Financial Statements as of December 31, 2005, and the results of operations and cash flows for the years ended December 31, 2005 and 2004, and the period from inception (April 16, 2002) to December 31, 2005 are audited by EideBailly, LLP, Billings, Montana, as experts in accounting and auditing.

The legality of the shares offered under this registration statement is being passed upon by Williams Law Group, P.A., Tampa FL. Williams Law Group, P.A. owns 250,000 shares of our common stock, which shares are being registered in this registration statement.

            DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                             SECURITIES LIABILITIES

Our by-laws, subject to the provisions of Nevada Corporation Law, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                             DESCRIPTION OF BUSINESS

Business Development

We were incorporated in Nevada on April 16, 2002 as M2 Group Energy Corporation On June 21, 2004, we changed our name to Majestic Oil & Gas, Inc. We are authorized to issue 100,000,000 shares of common stock of which 6,085,000 shares are outstanding.

We, through our wholly-owned subsidiary, Grizzly Energy, Inc., own a 25% working interest in a producing gas well on a state of Montana lease located in Section 36-T29N-R5W, Pondera County, Montana (Ludwig/State #36-1). It currently has gas reserves of 95.04 million cubic feet of Proved Net Producing Reserves, which are reserves established based upon actual production. Net Reserves are gross reserves less taxes, royalties and all expenses.

Majestic Oil & Gas, Inc participated in the drilling of the Boucher 27-1 with Altamont and our 33% of the proportionate share of the drilling and completion costs were $32,186.67. For this expenditure, we earned a 25% working interest. The Boucher 27-1 well is located in Section 27-T29N-5W, Pondera County, Montana. This well currently has gas reserves of 96.40 million cubic feet of Proved Net Producing Reserves.

Grizzly Energy acquired the 25% working interest from Altamont Oil and Gas, Inc., a Montana corporation and an affiliate of our President, Mr. Patrick Montalban, in July 2004 for 16,000 shares of Grizzly Energy common stock. Mr. Patrick Montalban owns and manages Altamont Oil and Gas, Inc. Mr. Patrick Montalban owns and manages Grizzly Energy, Inc. Thereafter in July 2004, Majestic Oil & Gas, Inc. acquired all 16,000 issued and outstanding shares of Grizzly Energy, Inc. common stock for the issuance of 1,600,000 shares of our common stock. Prior to the sale to Majestic Oil & Gas, Inc, Altamont Oil & Gas, Inc incurred an expense of $120,000 in the acquisition of a 50% Working Interest in this well. Altamont retained the remaining 25% interest in this well.

We believe that all the terms of the transactions and agreements with related parties in connection with our business development as described above were comparable to terms we could have obtained from unaffiliated parties.

Business
--------

We are engaged in the exploration, development, acquisition and operation of gas properties. Because gas exploration and development and development requires significant capital and because our assets and resources are limited, we participate in the gas industry through the purchase of interests in either producing wells or gas exploration and development and production projects.

These two wells are operated by Altamont.

Estimates of proved reserves may vary and, as a result, revenues from production may vary significantly from our expectations. We base our estimates of our proved natural gas reserves and future net revenues from those reserves upon analyses that rely upon various assumptions, including those required by the Securities and Exchange Commission, as to natural gas prices, taxes, development expenses, capital expenses, operating expenses and availability of funds. There are numerous uncertainties inherent in estimating quantities of reserves of gas and in projecting future rates of production and the timing of development expenditures, including many factors beyond the our control. The reserve estimates in this prospectus are based on various assumptions, including, for example, constant gas prices, operating expenditures and the availability of funds, and, therefore, are inherently imprecise indications of future net cash flows. Actual future production, cash flows, taxes, operating expenses, development expenditures and quantities of recoverable gas reserves may vary substantially from those in the estimates. Any significant variance in these assumptions could materially affect the estimated quantity and value of reserves set forth in this prospectus. Additionally, our reserves may be subject to downward or upward revision based upon actual production performance, results of future development and exploration, prevailing gas prices and other factors, many of which are beyond our control.


Geologic Data
-------------

Both of the wells in which we have working interests are located in the Lake Frances Prospect. The Lake Frances Prospect is approximately 10,000 acres inoil and gas leases. The Prospect is located less than three and one half miles west of the Williams Gas Field which has so far produced 4.7 billion cubic feet of gas. The Lake Frances Field is owned in majority and 100% operated by Altamont Oil & Gas, Inc, which is a company owned and managed by Patrick M. Montalban.

Geologic data indicate structural and stratagraphic traps are found along the Lake Frances trend. The Bow Island Sandstones are approximately 100 to 115 million years old and were deposited during the Cretaceous Period. The Lake Frances Bow Island is genetically a Typical Bow Island Reservoir. The depositional environment is considered to be that of a transgressive, regressive Marine, Shoreline or Near Shelf Sandstone Bar trending in a north to northwest direction. The nature of the trap is a stratagraphic pinchout. During the Bow Island deposition there were numerous transgressive, regressive events, which created discontinuous lenses of sandstone interbedded with shales.

The production zones in the Lake Frances Area are the lst Bow Island "A" Sandstone, 2nd Bow Island Sandstone, 3rd Bow Island Sandstone and 4th Bow Island "A" and "C" Sandstone. The lithology for the lst Bow Island is Sandstone, grey, fine grained, quartzose, well sorted, rounded grains, micaceous in parts. Average thickness on the lst Bow Island is Sandstone, grey, fine to medium grained, grains (glauconitic). Average thickness in the 4th Bow Island is 8 feet with porosity's averaging from 18% to 22%. The geological sample description of the lst Bow Island in the angular to rounded, many black chert grains, trace fine pyrite and green glauconitic, calcareous.

Each Sandstone has its own porosity and permeability characteristics. When comparing the 4th Bow Island in the Williams Gas Field, it is a continuous reservoir over a large area. The 4th Bow Island in the Lake Frances Field has also proved to be a continuous reservoir with the drilling and completion of the Boucher 27-1 well. Every well that has been drilled in the Lake Frances Area has produced from the same 4th Bow Island "C" Sandstone. The drive mechanism for the Bow Island is pressure depletion. The character of Bow Island Gas is 900 to 910 BTU dry sweet methane gas.

Title to Properties
-------------------

We believe that we hold good and indefeasible title to our properties, in accordance with standards generally accepted in the natural gas industry. A title examination has been performed with respect to substantially all of our producing properties. Each of our leased properties represents a material portion of our holdings; and a title dispute could have adverse consequences for our production and retention of revenues from production of natural gas.

Our properties are subject to royalties and other customary outstanding interests. Our properties are also subject to operating agreements and current taxes. We do not believe that any of these burdens will materially interfere with the use of our properties.

Natural Gas Reserves
--------------------

The following table summarize information regarding our estimated proved natural gas reserves as of the dates indicated. All of our reserves are located in the United States. We base our estimates relating to our proved natural gas reserves and future net revenues of natural gas reserves upon reports prepared by Citadel Engineering Ltd, Petroleum Consultants. In accordance with SEC guidelines, we make the standardized and Proved Producing Reserves - 10% discount estimates of future net cash flows from proved reserves using natural gas sales prices in effect as of the dates of the estimates which are held constant throughout the life of the properties. We based our estimates of proved reserves upon the following end of the year prices: Year ended December 31, 2005

Natural gas (per Million Cubic Feet)         $  11.22

Reserve estimates are imprecise and may change as additional information becomes available. Furthermore, estimates of natural gas reserves, of necessity, are projections based on engineering data. There are uncertainties inherent in the interpretation of this data as well as the projection of future rates of production and the timing of development expenditures. Reservoir engineering is a subjective process of estimating underground accumulations of natural gas that cannot be measured in an exact way and the accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Reserve reports of other engineers might differ from the reports of our consultant, Citadel Engineering Ltd, Petroleum Consultants. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of this estimate. The amounts and timing of future operating and development costs may also differ from those used. You should not construe the estimated Proved Producing Reserves - 10% Discount values as representative of the fair market value of our proved natural gas properties. Proved Producing Reserves - 10% Discount values are based upon projected cash inflows at a 10% discount, which do not provide for change in natural gas prices or for escalation of expenses and capital costs. The meaningfulness of these estimates depends upon the accuracy of the assumptions upon which they were based. We evaluate natural gas reserves at constant temperature and pressure. A change in either of these factors can affect the measurement of natural gas reserves. We deduct operating costs, development costs and production-related and ad valorem taxes in arriving at the estimated future cash flows. We make no provision for income taxes, and base the estimates on operating methods and conditions prevailing as of the dates indicated. We cannot assure you that these estimates are accurate predictions of future net cash flows from natural gas reserves or their present value.

Natural Gas Sales
-----------------

We sell the natural gas we produce to gas transmission companies. As customary in the industry, virtually all of our contract pricing provisions are tied to a market index, with certain adjustments based on, among other factors, whether a well delivers to a gathering or transmission line, quality of natural gas and prevailing supply and demand conditions, so that the price of the natural gas fluctuates to remain competitive with other available natural gas supplies. As a result, our revenues from the sale of natural gas will suffer if market prices decline and benefit if they increase. At this date, we do not currently engage in hedging transactions and do not have any contracts with future gas production under fixed price contracts.

At March 31, 2006, the weighted net average price of natural gas we produced sold at prices averaging approximately $6.47 per Million Cubic Feet.

A variety of factors affect the market for natural gas, including the availability of other domestic production, natural gas imports, the availability and price of alternative fuels, the proximity and capacity of natural gas pipelines, general fluctuations in the supply and demand for natural gas and the effects of state and federal regulations on natural gas production and sales. In particular, gas production and related operations are or have been subject to price controls, taxes and other laws and regulations relating to the gas industry. Failure to comply with such laws and regulations can result in substantial penalties. The regulatory burden on the gas industry increases the our cost of doing business and affects its profitability. Although we believe we are in compliance with all applicable laws and regulations, because such laws and regulations are frequently amended or reinterpreted, we are unable to predict the future cost or impact of complying with such laws and regulations.

How We Set the Price for the Securities in this Offering
--------------------------------------------------------

The price of the shares we are offering was arbitrarily determined based upon the price per share in our private offering preceding this registration statement. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. The factors considered were:

   o  our limited operating history

   o  the proceeds to be raised by the offering solely through Warrant exercise

   o  the price we believe a purchaser is willing to pay for our stock

Competition
-----------

The oil and gas industry is highly competitive in all its phases. Properties in which we have an interest will encounter strong competition from many other oil and gas producers, including many that possess substantial financial resources, in acquiring economically desirable producing properties and exploratory drilling prospects, and in obtaining equipment and labor to operate and maintain their properties.

We are a very small company in our industry. Many of our current and potential competitors have significantly greater name recognition and more established operations and relationships with persons and entities involved in the gas drilling and production business. We compete based upon our management's experience in the industry.

Government Regulation
---------------------

The federal government and various state and local governments have adopted laws and regulations regarding the protection of human health and the environment. These laws and regulations may require the acquisition of a permit by operators before drilling commences, prohibit drilling activities on certain lands lying within wilderness areas, wetlands, or where pollution might cause serious harm, and impose substantial liabilities for pollution resulting from drilling operations, particularly with respect to operations in onshore and offshore waters or on submerged lands. These laws and regulations may increase the costs of drilling and operating wells. Because these laws and regulations change frequently, the costs of compliance with existing and future environmental regulations cannot be predicted with certainty. We do not currently plan to engage or anticipate that in the future we will engage in exploration and production activities on federal land.

The transportation and certain sales of natural gas in interstate commerce are heavily regulated by agencies of the federal government. Production of any oil and gas by properties in which we have an interest will be affected to some degree by state regulations. States have statutory provisions regulating the production and sale of oil and gas, including provisions regarding deliverability. Such statutes, and the regulations promulgated in connection therewith, are generally intended to prevent waste of oil and gas and to protect correlative rights to produce oil and gas between owners of a common reservoir. State regulatory authorities may also regulate the amount of oil and gas produced by assigning allowable rates of production to each well or proration unit.

Any exploration or production on Federal land will have to comply with the Federal Land Management Planning Act which has the effect generally of protecting the environment. Any exploration or production on private property whether owned or leased will have to comply with the Endangered Species Act and the Clean Water Act. The costs of complying with environmental concerns under any of these acts varies on a case by case basis. In many instances the cost can be prohibitive to development. Environmental costs associated with a particular project must be factored into the overall cost evaluation of whether to proceed with the project.

Research and Development Expenditures
-------------------------------------

Since inception, we have not incurred any expenditures in research or development.

Employees
---------

We have one part-time employees, Mr. Patrick Montalban, our President and CEO and Mr. Danny Mitchell, Vice President. The person supervising our day-to-day operations is Mr. Patrick Montalban. In this capacity, he currently devotes approximately 50% of his time to our business and anticipates that during the next 12 months he will continue to devote approximately 75% of his time to Majestic Oil & Gas. As our business develops, if we raise additional funds and drill or participate in additional wells, Mr. Montalban may devote 100% of his time to our business. Mr. Montalban may have conflicts in allocating his time between our business and his other activities.

We have no collective bargaining agreements. We consider our relationship with our employees to be excellent.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

Overview
--------

The following discussion of our financial condition and results of operations should be read in conjunction with the financial statements and notes appearing elsewhere in the prospectus.

It is difficult for us to forecast our revenues or earnings accurately. We believe that future period-to-period comparisons of our operating results may not be meaningful and should not be relied upon as an indication of future performance as we have and will have no backlog of orders. Our operating results in one or more future quarters may fall below investor expectations which, assuming our common stock trades on a recognized market, would almost certainly cause the future trading price of our common stock to decline. You should read the following discussion together with the consolidated financial statements and their accompanying notes, included elsewhere in the prospectus.

We are engaged in the exploration, development, acquisition and operation of gas properties. Because gas exploration and development and development requires significant capital and because our assets and resources are limited, we participate in the gas industry through the purchase of interests in either producing wells or gas exploration and development and production projects.

Based upon our management's experience in the industry and on recent events, including increasing global demand for energy and energy disruptions caused by natural disasters, we believe the trend in oil and gas prices will remain relatively stable or decrease slightly, but over the long-term are more likely to increase. We expect to continue to generate positive net income from operations in the future, although our revenue and expenses will increase as we expand our drilling and ownership activities.


Operating Results
-----------------

Fiscal year ended December 31, 2005 vs. fiscal year ended December 31, 2004.
----------------------------------------------------------------------------


---------------------------- -------------------------- -------------------------- --------------------------
                                 Fiscal year ended          Fiscal year ended          Percentage change
                                 December 31, 2005          December 31, 2004
                                 -----------------          -----------------
---------------------------- -------------------------- -------------------------- --------------------------
Revenue                                       $148,697                    $57,983                       257%
---------------------------- -------------------------- -------------------------- --------------------------
Expenses                                       $82,316                    $44,261                       186%
---------------------------- -------------------------- -------------------------- --------------------------
Net Income                                     $66,381                    $13,722                       484%
---------------------------- -------------------------- -------------------------- --------------------------

Our revenues from period to period increased because we owned income producing assets for a longer period of time during the fiscal year ended December 31, 2005.

Our expenses from period to period increased due primarily to increases in taxes and royalties as well as in depreciation and amortization and administrative as our scope of operations increased.


Three months ended March 31, 2006 vs. Three months ended March 31, 2005
-----------------------------------------------------------------------


---------------------------- -------------------------- -------------------------- --------------------------
                                 Three months ended March   Three months ended March   Percentage change
                                 31, 2006                   31, 2005
                                 --------                   --------
---------------------------- -------------------------- -------------------------- --------------------------
Revenue                                        $21,632                    $35,101                      (38%)
---------------------------- -------------------------- -------------------------- --------------------------
Expenses                                       $25,501                    $15,791                       161%
---------------------------- -------------------------- -------------------------- --------------------------
Net Income (Loss)                             ($3,869)                    $19,310                     (597%)
---------------------------- -------------------------- -------------------------- --------------------------


Our revenues decreased for the three months ended March 31, 2006 vs. the three months ended March 31, 2005 because of a decrease in production volumes. This in turn led to a decrease in revenues, which directly affects the our production tax and royalty burden.

Our expenses increased for the three months ended March 31, 2006 vs. the three months ended March 31, 2005 with increases in legal and accounting and small decreases in taxes and royalties due to the fees paid to EideBailly, LLC for the auditing of our financial statements for the period ending December 31, 2005. In addition, filing fees were incurred for the filing of the this registration statement.




Liquidity and Capital Resources
-------------------------------

We are a development stage company. From our inception to March 31, 2006, we incurred operating losses of $238,910 and had a an accumulated deficit of $$238,910. This deficit is primarily the result of $300,000 in expenses associated with stock issuances in our fiscal year ended December 31, 2002. In addition, as of March 31, 2006, we had $180,285 of current cash available. Our cash resources of $180,285 are sufficient to satisfy our cash requirements over the next 12 months.

We need an additional minimum of $1,000,000 to finance our planned expansion in the next 12 months, which funds will be used for drilling of development gas wells in the Lake Frances and Williams Fields. We hope to be able to raise additional funds from an offering of our stock in the future. However, this offering may not occur, or if it occurs, may not raise the required funding. We may also consider securing debt financing. We may not raise other equity or debt financing sufficient to fund this amount. If we don't raise or generate these funds, the implementation of our short-term business plan will be delayed or eliminated.

Our ability to continue as a going concern is dependent on our ability to raise funds to implement our planned development; however we may not be able to raise sufficient funds to do so. Our independent auditors have indicated that there is substantial doubt about our ability to continue as a going concern over the next twelve months. Our poor financial condition could inhibit our ability to achieve our business plan.

Commitments and Contingencies
-----------------------------

On July 1, 2004, the Company entered into an operating agreement with Altamont Oil & Gas, Inc., through which Altamont Oil & Gas, Inc. will operate the wells in which the we have acquired a working interest. Our share of monthly operating costs will be deducted from our monthly share of production revenue.



                             DESCRIPTION OF PROPERTY

Our offices are located at 33 1st Avenue SW, Cut Bank, Montana 59427. Our telephone number is 406-873-5580. Our offices are in good condition and are sufficient to conduct our operations. This space is provided by our president at no cost.

We do not intend to renovate, improve, or develop properties. We are not subject to competitive conditions for property and currently have no property in insure. We have no policy with respect to investments in real estate or interests in real estate and no policy with respect to investments in real estate mortgages. Further, we have no policy with respect to investments in securities of or interests in persons primarily engaged in real estate activities.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

At formation, we issued 3,000,000 shares of its common stock to Patrick M. Montalban, our President, CEO and director for his work in the formation and organization. This was recorded as a $300,000 charge to organizational expenses during the period from inception April 16, 2002 to December 31, 2002.

Grizzly Energy acquired a 25% working interest from Altamont Oil and Gas, Inc., a Montana corporation and an affiliate of our President, Mr. Patrick Montalban, in July 2004 for 16,000 shares of Grizzly Energy common stock. Mr. Patrick Montalban owns and manages Altamont Oil and Gas, Inc. Thereafter in July 2004, Majestic Oil & Gas, Inc. acquired all 16,000 issued and outstanding shares of Grizzly Energy, Inc. common stock for the issuance of 1,600,000 shares of our common stock. Prior to the sale to Majestic Oil & Gas, Inc, Altamont Oil & Gas, Inc. incurred an expense of $120,000 in the acquisition of a 50% Working Interest in this well. Altamont retained the remaining 25% interest in this well.
The purpose of this transaction was to acquire the working interest.

During the period from inception April 16, 2002 to December 31, 2002, we paid consulting fees totaling $28,000 to Patrick M. Montalban, President, CEO and director, for studies of various oil and natural gas prospects.

Majestic Oil & Gas, Inc. participated in the drilling of the Boucher 27-1, on May 24, 2004,with Altamont Oil & Gas Inc., an affiliate, which is a bonded operator with the Board of Oil and Gas of the state of Montana, and our 33% of the proportionate share of the drilling and completion costs were $32,186.67. For this expenditure, we earned a 25% working interest. The purpose of this transaction was to acquire the working interest.

Altamont Oil & Gas, Inc. is the operator of the wells in which we own our working interests. As the operator of the wells, Altamont is responsible for remitting production taxes to the taxing authorities and royalty payments to the royalty interest owners. We pay Altamont a fee of $250 per month per well as an operating fee. The purpose of this transaction was to obtain the services of an experienced operator necessary for the operation of the wells in which we have a working interest.

We believe the transactions and agreements with related parties were comparable to terms we could have obtained from non-affiliated parties.

We have adopted an oral policy that any opportunity to acquire or develop any oil and gas property or any working interest therein which becomes known to Mr. Montalban or Altamont will be first offered to us. As we would then develop the property or interest, and not Altamont, we would bear all the costs and receive all the profits from these properties or interests, if acquired.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information
------------------

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained. A shareholder in all likelihood, therefore, will not be able to resell his or her securities should he or she desire to do so when eligible for public resales. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops. We have no plans, proposals, arrangements, or understandings with any person with regard to the development of a trading market in any of our securities.

Options, Warrants, Convertible Securities
-----------------------------------------

We have the following warrants outstanding:

1,640,000 shares of our common stock at a price of $.25 per share, exercisable for up to one year after the first day of trading..

Penny Stock Considerations
--------------------------

Our shares will be "penny stocks" as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $100,000 individually or $300,000 together with his or her spouse is considered an accredited investor. In addition, under the penny stock regulations the broker-dealer is required to:

   o Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commissions relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;
   o Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;
   o Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks; and
   o Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

OTC Bulletin Board Qualification for Quotation
----------------------------------------------

To have our shares of common stock on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. We have engaged in preliminary discussions with an NASD Market Maker to file our application on Form 211 with the NASD, but as of the date of this prospectus, no filing has been made. Based upon our counsel's prior experience, we anticipate that after this registration statement is declared effective, it will take approximately 2 - 8 weeks for the NASD to issue a trading symbol.

Holders
-------

As of the date of this registration statement, we had 59 holders of record of our common stock.

Dividends
---------

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the board of directors deems relevant.

Reports to Shareholders
-----------------------

As a result of this offering, we will become subject to the information and reporting requirements of the Securities Exchange Act of 1934 and will file periodic reports, proxy statements, and other information with the Securities and Exchange Commission through December 31, 2005, assuming this registration statement is declared effective before that date. Thereafter, we will continue as a voluntary reporting company and will not be subject to the proxy statement or other information requirements of the 1934 Act. We are not required under
Section 12(g) or otherwise to become a mandatory 1934 Act filer due to the fact we have less than 300 shareholders. If we subsequently decide to cease filing reports, our securities can no longer be quoted on the OTC Bulletin Board. We will voluntarily send an annual report to shareholders containing audited financial statements.

Where You Can Find Additional Information
-----------------------------------------

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 with respect to the common stock in this offering. This prospectus, which constitutes a part of the registration statement, does not contain all the information set forth in the registration statement. For further information about us and the shares of common stock to be sold in the offering, please refer to the registration statement and the exhibits and schedules thereto. The registration statement and exhibits may be inspected, without charge, and copies may be obtained at prescribed rates, at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The registration statement and other information filed with the SEC are also available at the web site maintained by the SEC at http://www.sec.gov.

\
                             EXECUTIVE COMPENSATION

We paid no compensation to Mr. Montalban in fiscal years ended December 31, 2005 and 2004. We have no agreements concerning compensation with Mr. Montalban.

Board Compensation
------------------

Members of our Board of Directors do not receive any form of compensation, cash or otherwise, for their services as Directors, although some Directors are reimbursed for reasonable expenses incurred in attending Board or committee meetings.

                              FINANCIAL STATEMENTS

MAJESTIC OIL & GAS, INC.
UNAUDITED BALANCE SHEETS
MARCH 31, 2006 AND 2005

                                                     March 31,       March 31,
                                                       2006            2005
                                                     UNAUDITED       UNAUDITED
                                                    ------------   ------------
ASSETS
  Cash and cash equivalents                         $    180,285   $     95,557
  Trade receivables                                       10,319         41,373
                                                    ------------   ------------
              Total Current Assets                       190,604        136,930
                                                    ------------   ------------
PROPERTY AND EQUIPMENT
  Oil and gas properties,
  using the full cost method of
  accounting:
              Properties being amortized                 192,187        192,187
  Less accumulated depletion,
   amortization and impairment                           (39,000)       (19,000)
                                                    ------------   ------------
              Net Property and Equipment                 153,187        173,187
                                                    ------------   ------------
              Total Assets                          $    343,791   $    310,117
                                                    ============   ============
LIABILITIES AND STOCKHOLDERS' EQUITY
   Production taxes and royalties payable           $      3,701   $     13,229
   Common stock, no par value-
      Authorized Shares - 100,000,000
       Issued & Outstanding: 6,240,000 shares       $    624,000   $    624,000
   (Deficit) accumulated during the
     development stage                                  (283,910)      (327,112)
                                                    ------------   ------------
                                                    $    343,791   $    310,117
                                                    ============   ============


                                      F-1 (i)

MAJESTIC OIL & GAS, INC.
UNAUDITED INCOME STATEMENTS
THREE MONTHS ENDED MARCH 31, 2006 AND 2005, AND INCEPTION (APRIL 16, 2002) TO MARCH 31, 2006

                                                                              Inception
                                          Three Months     Three Months   (April 16, 2002)
                                              Ended            Ended            to
                                         March 31, 2006   March 31, 2005   March 31, 2006
                                            UNAUDITED        UNAUDITED       UNAUDITED
                                         --------------   --------------  ---------------
REVENUE                                  $       21,632   $       35,101  $       228,312
                                         --------------   --------------  ---------------
EXPENSES
  Organization expenses                              --               --          301,115
  Taxes & royalties                               5,438            7,774           63,708
  Legal, accounting and filing fees              12,037              425           51,477
  Depletion and amortization                      5,000            5,000           39,000
  Consulting                                         --               --           28,000
  Administrative staff                            1,615            1,615           10,034
  Transfer Agent Fees                               450              150            5,833
  Well operating fees                               468              402            5,512
  Travel                                             --               --            2,699
  Phone and utilities                               218              186            1,504
  Engineering                                        --               --            1,500
  Office Expenses                                   275              240              907
  Field Expenses                                     --               --              661
  Bank Charges                                       --               --              358
  Currency exchange (gain) loss                      --               --              (86)
                                         --------------   --------------  ---------------
                                                 25,501           15,791          512,222
                                         --------------   --------------  ---------------
NET INCOME (LOSS)                        $       (3,869)          19,310   $     (283,910)
                                         --------------   --------------  ---------------
EARNINGS PER SHARE
  Net Income, basic and diluted          $        (0.00)  $         0.00
                                         --------------   --------------
  Weighted average number of shares
     outstanding                              6,240,000        6,240,000
  Diluted potential shares -
     stock warrants                                  --               --
                                         --------------   --------------
  Adjusted weighted average shares            6,240,000        6,240,000
                                         --------------   --------------


                                      F-2 (ii)

MAJESTIC OIL & GAS, INC.
UNAUDITED STATEMENTS OF CASH FLOW
THREE MONTHS ENDED MARCH 31, 2006 AND 2005, AND INCEPTION (APRIL 16, 2002) TO MARCH 31, 2006

                                                                                        Inception
                                                  Three Months       Three Months    (April 16, 2002)
                                                     Ended               Ended           Through
                                                 March 31, 2006     March 31, 2005    March 31, 2006
                                                    UNAUDITED          UNAUDITED         UNAUDITED
                                                ----------------   ----------------  ----------------
OPERATING ACTIVITIES
  Net income (loss)                             $         (3,869)  $         19,310  $       (283,910)
  Changes and credits to net income (loss)
    not affecting cash
      Depletion and amortization                           5,000              5,000            39,000
      Organizational expenses paid with
         stock                                                --                 --           300,000
      Legal fees paid with stock                              --                 --            25,000
      Changes in assets and liabilities
        Trade receivables                                 22,390              6,352           (10,319)
        Production taxes and royalties payable            (5,968)            11,232             3,701
        Other                                                 --                 --                --
                                                ----------------   ----------------  ----------------
NET CASH FROM (USED FOR)
  OPERATING ACTIVITIES                                    17,553             41,894            73,472
                                                ----------------   ----------------  ----------------
INVESTING ACTIVITIES
  Additions to property and equipment                         --                 --           (32,187)
                                                ----------------   ----------------  ----------------
NET CASH USED FOR INVESTING
  ACTIVITIES                                                  --                 --           (32,187)
                                                ----------------   ----------------  ----------------
FINANCING ACTIVITIES
  Proceeds from issuance of stock                             --                 --           139,000
                                                ----------------   ----------------  ----------------
NET CASH USED FROM FINANCING
  ACTIVITIES                                                  --                 --           139,000
                                                ----------------   ----------------  ----------------
NET CHANGE IN CASH AND CASH
  EQUIVALENTS                                             17,553             41,894           180,285
CASH AND CASH EQUIVALENTS AT
  BEGINNING OF PERIOD                                    162,732             53,663                --
                                                ----------------   ----------------  ----------------
CASH AND CASH EQUIVALENTS AT
  END OF PERIOD                                 $        180,285   $         95,557  $        180,285
                                                ----------------   ----------------  ----------------


                                      F-3 (iii)

MAJESTIC OIL & GAS, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
MARCH 31, 2006 AND 2005

NOTE 1 - BUSINESS ACTIVITY AND SIGNIFICANT ACCOUNTING POLICIES

Principle Business Activity

Majestic Oil & Gas, Inc. (Company) is a development stage enterprise and its operations consist of oil and natural gas development and production in the Rocky Mountain region. The financial statements and notes to the financial statements are the representation of the Company's management, who is responsible for their integrity and objectivity. The accounting policies of the Company are in accordance with generally accepted accounting principles and conform to the standards applicable to development stage enterprises. These interim financial statements include all necessary adjustments which in the opinion of management are necessary in order to make the financial statements not misleading.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenue and expenses. Actual results could differ from these estimates.

Cash Equivalents

The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

Earnings Per Share of Common Stock

Basic earnings per share is determined using net income divided by the weighted average shares outstanding during the period. Diluted earnings per share is computed by dividing net income by the weighted average shares outstanding, assuming all dilutive potential common shares were issued.

Oil & Gas Properties

The Company utilizes the full cost method of accounting for oil and gas properties. Accordingly, all costs associated with the acquisition, exploration and development of oil and gas reserves (including costs of abandoned leaseholds, delay lease rentals, dry hole costs, geological and geophysical costs, certain internal costs associated directly with acquisition, drilling and well equipment inventory, exploration and development activities, estimated dismantlement and abandonment costs, site restoration and environmental exit costs, etc.) are capitalized.

All capitalized costs of oil and gas properties, net of estimated salvage values, plus the estimated future costs to develop proved reserves, are amortized on the unit-of-production method using estimates of proved reserves. Investments in unproved properties and major development projects are not amortized until proved reserves associated with the projects can be determined or until impairment occurs. If the results of an assessment indicate that the properties are impaired, the amount of the impairment is added to the capitalized costs to be amortized.

(continued on next page)


                                      F-4 (iv)

MAJESTIC OIL & GAS, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
MARCH 31, 2006 AND 2005

In addition, the capitalized costs are subject to a "ceiling test" which basically limits such costs to the aggregate of the "estimated present value," discounted at a 10-percent interest rate, of future net revenues from proved reserves, based on current economic and operating condition, plus the lower of cost or fair market value of unproved properties.

Gains or losses are not recognized upon the sale or other disposition of oil and gas properties, except in extraordinary transactions.

Revenue Recognition

The Company owns working interests in producing wells. Production from the wells is sold based on volumetric calculations at a contractual price. Revenue is recognized based on volumes sold to the purchaser. The Company recognizes revenue monthly based on its working interest share of production. The Company recognizes its working interest share of well operating costs, production taxes and royalties when incurred.

Note 2 - Organization and Development of the Company

The Company was formed on April 16, 2002 as a corporation. The Company is a development stage enterprise and it is management's intention that operations will ultimately consist of oil and natural gas development and production in the Rocky Mountain region. The accompanying financial statements reflect organizational activities and limited oil and gas development and production activities and they are not necessarily indicative of what the financial statements will reflect once the intended operations of the Company are fully underway.

The Company intends to register with the Securities and Exchange Commission and subsequently trade its outstanding shares of stock on the OTC Bulletin Board. Although the Company's management intends to pursue the registration process with all due diligence and speed, approval of the Company's registration statements has not yet occurred, and there is no guarantee that the shares will quoted and traded on the OTC Bulletin Board or any other public exchange.


                                      F-5 (v)

                     MAJESTIC OIL & GAS, INC. AND SUBSIDIARY
                          (A Development Stage Company)

                        CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2005 AND 2004,
                                       AND
                 INCEPTION (APRIL 16, 2002) TO DECEMBER 31, 2005

MAJESTIC OIL & GAS, INC. AND SUBSIDIARY
(A Development Stage Company)

Table of Contents

--------------------------------------------------------------------------------

                                                                            Page

INDEPENDENT AUDITORS' REPORT                                                F-1

CONSOLIDATED FINANCIAL STATEMENTS
      Balance Sheet                                                         F-2
      Income                                                                F-3
      Changes in Stockholders' Equity                                       F-4
      Cash Flows                                                            F-5
      Notes to Financial Statements                             F-6 through F-10

SUPPLEMENTAL INFORMATION
      Disclosures about Oil and Gas Producing
        Activities and Properties - Unaudited                  F-11 through F-13

                           [LETTERHEAD OF EIDE BAILLY]

--------------------------------------------------------------------------------
             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
--------------------------------------------------------------------------------

The Stockholders and Board of Directors
Majestic Oil & Gas, Inc. and Subsidiary (A Development Stage Company) Cut Bank, Montana

We have audited the accompanying consolidated balance sheet of Majestic Oil & Gas, Inc. and Subsidiary (A Development Stage Company) as of December 31, 2005, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the years ended December 31, 2005 and 2004, and the period from inception (April 16, 2002) to December 31, 2005. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal controls over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we do not express such an opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Majestic Oil & Gas, Inc. and Subsidiary (A Development Stage Company) as of December 31, 2005, and the results of their operations and their cash flows for the years ended December 31, 2005 and 2004, and the period from inception (April 16, 2002) to December 31, 2005, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, as a development stage company, the Company has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Eide Bailly LLP
-------------------
Eide Bailly LLP
Billings, Montana
March 8, 2006

MAJESTIC OIL & GAS, INC. AND SUBSIDIARY
(A Development Stage Company)
CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2005
--------------------------------------------------------------------------------

                                                                         2005
                                                                      ---------
ASSETS
  Cash and cash equivalents                                           $ 162,732
  Trade receivables                                                      32,709
                                                                      ---------
Total current assets                                                    195,441
                                                                      ---------

PROPERTY AND EQUIPMENT
  Oil and gas properties, using the full cost method of accounting:
    Properties being amortized                                          192,187
Less accumulated depletion, amortization and impairment                 (34,000)
                                                                      ---------
      Net property and equipment                                        158,187
                                                                      ---------
Total assets                                                          $ 353,628
                                                                      =========

LIABILITIES
  Production taxes and royalties payable                              $   9,669
                                                                      ---------

STOCKHOLDERS' EQUITY
  Common stock, no par value-
    Authorized, 100,000,000 shares
    Issued and outstanding, 6,240,000 shares in 2005                    624,000
  (Deficit) accumulated during the development stage                   (280,041)
                                                                      ---------
                                                                        343,959
                                                                      ---------
      Total liabilities and stockholders' equity                      $ 353,628
                                                                      =========


See notes to consolidated financial statements.

MAJESTIC OIL & GAS, INC. AND SUBSIDIARY
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF INCOME
YEARS ENDED DECEMBER 31, 2005 AND 2004,
AND THE PERIOD FROM INCEPTION (APRIL 16, 2002) TO DECEMBER 31, 2005

--------------------------------------------------------------------------------

                                                                           Inception
                                          Year Ended      Year Ended   (April 16, 2002)
                                         December 31,    December 31,   to December 31,
                                             2005            2004           2005
                                          ----------      ----------      ----------
REVENUE                                   $  148,697      $   57,983      $  206,680
                                          ----------      ----------      ----------
EXPENSES
   Organization expenses                          --           1,115         301,115
   Taxes and royalties                        43,363          14,907          58,270
   Legal, accounting and filing fees           3,755           6,224          39,440
   Depletion and amortization                 20,000          14,000          34,000
   Consulting                                     --              --          28,000
   Administrative staff                        6,459           1,960           8,419
   Transfer agent fees                         1,800           3,583           5,383
   Well operating fees                         3,419           1,625           5,044
   Travel                                      1,687              --           2,699
   Engineering                                    --              --           1,500
   Phone and utilities                         1,060             226           1,286
   Field expenses                                361             300             661
   Office supplies                               412             168             632
   Bank charges                                   --             153             358
   Currency exchange (gain) loss                  --              --             (86)
                                          ----------      ----------      ----------
                                              82,316          44,261         486,721
                                          ----------      ----------      ----------

NET INCOME (LOSS)                         $   66,381      $   13,722      $ (280,041)
                                          ==========      ==========      ==========

EARNINGS PER SHARE

   Net income, basic and diluted          $     0.01      $     0.00
                                          ==========      ==========

   Weighted average number of shares
       outstanding                         6,240,000       5,304,770
   Dilutive potential shares-
       stock warrants                             --              --
                                          ----------      ----------
   Adjusted weighted average shares        6,240,000       5,304,770
                                          ==========      ==========

See notes to consolidated financial statements.

MAJESTIC OIL & GAS, INC. AND SUBSIDIARY
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 2005 AND 2004, AND THE
PERIOD FROM INCEPTION (APRIL 16, 2002) TO DECEMBER 31, 2003
--------------------------------------------------------------------------------

                                                                (Deficit)
                                                               Accumulated
                                       Common Stock              During
                                  ------------------------     Development
                                   Shares         Amount          Stage           Total
                                  ---------      ---------      ---------       ---------
BEGINNING BALANCE, INCEPTION             --      $      --      $      --       $      --
   (APRIL 16, 2002) TO
   DECEMBER 31, 2003
      Common stock issued         4,205,000        420,500             --         420,500
      Net loss                           --             --       (360,144)       (360,144)
                                  ---------      ---------      ---------       ---------

BALANCE, DECEMBER 31, 2003        4,205,000        420,500       (360,144)         60,356
   Common stock issued            2,035,000        203,500             --         203,500
   Net income                            --             --         13,722          13,722
                                  ---------      ---------      ---------       ---------

BALANCE, DECEMBER 31, 2004        6,240,000        624,000       (346,422)        277,578
   Common stock issued                   --             --             --              --
                                  ---------      ---------      ---------       ---------
   Net income                            --             --         66,381          66,381

BALANCE, DECEMBER 31, 2005        6,240,000      $ 624,000      $(280,041)      $ 343,959
                                  =========      =========      =========       =========

See notes to consolidated financial statements.

MAJESTIC OIL & GAS, INC. AND SUBSIDIARY
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2005 AND 2004,
AND THE PERIOD FROM INCEPTION (APRIL 16, 2002) TO DECEMBER 31, 2005
--------------------------------------------------------------------------------

                                                                                      Inception
                                                      Year Ended    Year Ended     (April 16, 2002)
                                                     December 31,   December 31,    to December 31,
                                                         2005           2004            2005
                                                       ---------      ---------       ---------
OPERATING ACTIVITIES
  Net income (loss)                                    $  66,381      $  13,722       $(280,041)
  Changes and credits to net income
     (loss) not affecting cash
       Depletion and amortization                         20,000         14,000          34,000
       Organizational expenses paid
           with stock                                         --             --         300,000
       Legal fees paid with stock                             --             --          25,000
       Changes in assets and liabilities
           Trade receivables                              15,016        (35,881)        (32,709)
           Production taxes and royalties payable          7,672          1,997           9,669
                                                       ---------      ---------       ---------

NET CASH USED FOR
  OPERATING ACTIVITIES                                   109,069         (6,162)         55,919
                                                       ---------      ---------       ---------

INVESTING ACTIVITIES
  Additions to property and equipment                         --        (32,187)        (32,187)
                                                       ---------      ---------       ---------

NET CASH USED FOR
  INVESTING ACTIVITIES                                        --        (32,187)        (32,187)
                                                       ---------      ---------       ---------

FINANCING ACTIVITIES
  Proceeds from issuance of
     common stock                                             --         43,500         139,000
                                                       ---------      ---------       ---------

NET CASH FROM
  FINANCING ACTIVITIES                                        --         43,500         139,000
                                                       ---------      ---------       ---------

NET CHANGE IN CASH AND
  CASH EQUIVALENTS                                       109,069          5,151         162,732

CASH AND CASH EQUIVALENTS
  AT BEGINNING OF PERIOD                                  53,663         48,512              --
                                                       ---------      ---------       ---------

CASH AND CASH EQUIVALENTS
  END OF PERIOD                                        $ 162,732      $  53,663       $ 162,732
                                                       =========      =========       =========

See notes to consolidated financial statements.

MAJESTIC OIL & GAS, INC. AND SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004
--------------------------------------------------------------------------------

NOTE 1 - BUSINESS ACTIVITY AND SIGNIFICANT ACCOUNTING POLICIES

Principal Business Activity and Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Majestic Oil & Gas, Inc. and its wholly owned subsidiary, Grizzly Energy, Inc. All material inter-company transactions and balances between the entities have been eliminated.

Majestic Oil & Gas, Inc. (Company) is a development stage enterprise and its operations consist of oil and natural gas development and production in the Rocky Mountain region. The financial statements and notes to the financial statements are the representation of the Company's management, who is responsible for their integrity and objectivity. The accounting polices of the Company are in accordance with generally accepted accounting principles and conform to the standards applicable to development stage enterprises.

Going Concern

The Company is in the development stage and has incurred losses since its inception that have resulted in an accumulated deficit. Also, management of the Company believes it will require additional financing that it has not yet secured in order to emerge from the development stage. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management intends to vigorously pursue financing either from creditors or from a future stock offering. However, such financing may not occur, or if it does occur, may not raise sufficient funds to emerge from the development stage.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenue and expenses. Actual results could differ from these estimates.

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between financial and income tax reporting. The deferred tax assets and liabilities, if any, represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

Cash Equivalents

The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

Trade Receivables

The Company is subject to credit risk associated with the purchases of its produced natural gas. Exposure to this risk is controlled through credit approvals and monitoring procedures. Collateral is not required. The Company believes all trade receivables currently outstanding are collectible, accordingly, no allowance for doubtful accounts has been established.

(continued on next page)

MAJESTIC OIL & GAS, INC. AND SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004
--------------------------------------------------------------------------------

Earnings per Share of Common Stock

Basic earnings per share is determined using net income divided by the weighted average shares outstanding during the period. Diluted earnings per share is computed by dividing net income by the weighted average shares outstanding, assuming all dilutive potential common shares were issued. The effect of outstanding common stock warrants was anti-dilutive for 2005 and 2004.

Oil and Gas Properties

The Company utilizes the full cost method of accounting for oil and gas properties. Accordingly, all costs associated with the acquisition, exploration and development of oil and gas reserves (including costs of abandoned leaseholds, delay lease rentals, dry hole costs, geological and geophysical costs, certain internal costs associated directly with acquisition, drilling and well equipment inventory, exploration and development activities, estimated dismantlement and abandonment costs, site restoration and environmental exit costs, etc.) are capitalized.

All capitalized costs of oil and gas properties, net of estimated salvage values, plus the estimated future costs to develop proved reserves, are amortized on the unit-of-production method using estimates of proved reserves. Investments in unproved properties and major development projects are not amortized until proved reserves associated with the projects can be determined or until impairment occurs. If the results of an assessment indicate that the properties are impaired, the amount of the impairment is added to the capitalized costs to be amortized.

In addition, the capitalized costs are subject to a "ceiling test" which basically limits such costs to the aggregate of the "estimated present value," discounted at a 10-percent interest rate, of future net revenues from proved reserves, based on current economic and operating conditions, plus the lower of cost or fair market value of unproved properties.

Gains or losses are not recognized upon the sale or other disposition of oil and gas properties, except in extraordinary transactions.

Revenue Recognition

Revenue from the sale of oil and gas production is recognized when deliveries occur.

NOTE 2 - ORGANIZATION AND DEVELOPMENT OF THE COMPANY

The Company was formed on April 16, 2002 as a corporation. The Company is a development stage enterprise and it is management's intention that operations will ultimately consist of oil and natural gas development and production in the Rocky Mountain region. The accompanying financial statements reflect organizational activities and limited oil and gas development and production activities and they are not necessarily indicative of what the financial statements will reflect once the intended operations of the Company are fully underway.

The Company intends to register with the Securities and Exchange Commission and subsequently trade its outstanding shares of stock on the OTC Bulletin Board. Although the Company's management intends to pursue the registration process with all due diligence and speed, approval of the Company's registration statement has not yet occurred, and there is no guarantee that the shares will quoted and traded on the OTC Bulletin Board or any other public exchange.


(continued on next page)

MAJESTIC OIL & GAS, INC. AND SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004
--------------------------------------------------------------------------------

NOTE 3 - NON-CASH TRANSACTIONS AND BUSINESS COMBINATION

At formation, the Company issued 3,000,000 shares of its common stock to Patrick
M. Montalban, President, CEO and director to the Company for his work in the formation and organization of the Company. This was recorded as a $300,000 charge to organizational expenses during the period from inception (April 16, 2002) to December 31, 2002.

During the year ended December 31, 2003, the Company issued 250,000 shares of its common stock to Michael Williams, Esq. in payment of legal fees incurred related to the registration of the Company with the Securities and Exchange Commission. This was recorded as a $25,000 charge to legal expenses during the year ended December 31, 2003.

On July 1, 2004, the Company acquired 100% of the outstanding stock of Grizzly Energy, Inc. (Grizzly) from Altamont Oil & Gas, Inc., an entity related through common ownership and management. Grizzly was acquired in a stock-for-stock exchange where 100% of the outstanding shares of Grizzly were acquired for 1,600,000 shares of the Company. At the time of acquisition, Grizzly owned a single asset: a 25% working interest in the State 36-1 well, a producing gas well in Pondera County, Montana. The primary reason for the acquisition of Grizzly was to expand the Company's holdings of producing gas properties. The purchase price was based on proved reserves in place as supported by an independent petroleum engineer's study. The Company's operating results include the operating results of Grizzly beginning July 1, 2004 through December 31, 2004. The condensed balance sheet of Grizzly as of July 1, 2004 was as follows:

ASSETS
    Oil and gas properties                                             $ 160,000
                                                                       =========

LIABILITIES AND STOCKHOLDER'S EQUITY
    Stockholder's equity                                               $ 160,000
                                                                       =========

The proforma operating results of the Company for the year ended December 31, 2004 would have been as follows, had Grizzly's operations been combined with the
Company's:
                                                                         2004
                                                                       --------
Revenue                                                                $ 79,883
Expenses                                                                (36,669)
                                                                       --------

Net income                                                             $ 43,214
                                                                       ========

Earnings (loss) per share                                              $   0.01
                                                                       ========

(continued on next page)

MAJESTIC OIL & GAS, INC. AND SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004
--------------------------------------------------------------------------------

NOTE 4 - COMMON STOCK WARRANTS

The Company has issued common stock warrants to the stockholders that purchased common stock from the Company for cash. These warrants entitle the holders to purchase additional shares of common stock from the Company for $0.25 per share. As of December 31, 2005, there were a total of 1,390,000 warrants issued and outstanding, and these warrants have no expiration date. The warrants were issued 1:1 for each common share purchased for cash as follows: during the year ended December 31, 2005 no warrants were issued, during the year ended December 31, 2004 a total of 435,000 warrants were issued, and during the period from inception (April 16, 2002) through December 31, 2005 a total of 1,390,000 warrants were issued.

NOTE 5 - RELATED PARTY TRANSACTIONS

During the period from inception (April 16, 2002) to December 31, 2002, the Company paid consulting fees totaling $28,000 to Patrick M. Montalban, President, CEO and director to the Company, for studies of various oil and natural gas prospects. There has been no other cash compensation paid to Mr. Montalban during the period from inception (April 16, 2002) through December 31, 2005 for his services to the Company. Refer to Note 3 - Non-Cash Transactions for a description of stock issued to Mr. Montalban for his services in forming the Company.

Altamont Oil & Gas, Inc. (Altamont), an entity related through common ownership and management, is the operator of the wells in which the Company owns its working interests. As the operator of the wells, Altamont is responsible for remitting production taxes to the taxing authorities and royalty payments to the royalty interest owners. The Company also acquired 100% of the outstanding stock of Grizzly Energy, Inc. from Altamont Oil & Gas, Inc. (See Note 3.)

NOTE 6 - INCOME TAXES

Net deferred tax assets consist of the following components as of December 31, 2005 and 2004:

                                                       2005              2004
                                                    ---------         ---------
Deferred tax assets
  Net operating loss carry-forward                  $  95,000         $ 118,000

Less valuation allowance                              (95,000)         (118,000)
                                                    ---------         ---------
                                                    $      --         $      --
                                                    =========         ========

During the years ended December 31, 2005 and 2004, the Company recorded valuation allowances that reduce the total deferred tax assets to zero. Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that the carry-forwards are expected to be available to reduce taxable income. Because the Company is in the development stage, and may not achieve its desired level of profitability in its intended area of operation, a valuation allowance has been established that reduce the deferred tax asset to zero in all periods presented. There was no other activity in the valuation allowance during the years ended December 31, 2005 and 2004, or during the period from inception (April 16, 2002) to December 31, 2005.

Operating loss carry-forwards for tax purposes expire in the years 2017 through 2019.

(continued on next page)

MAJESTIC OIL & GAS, INC. AND SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004
--------------------------------------------------------------------------------

The provision for income taxes for the years ended December 31, 2005 and 2004, and the period from inception (April 16, 2002) to December 31, 2005 consisted of the following:

                                                                        Period From
                                           Year           Year           Inception
                                          Ended          Ended        (April 16, 2002)
                                       December 31,   December 31,          to
                                           2005           2004        December 31, 2005
                                         --------       --------         --------
Current expense                          $     --       $     --         $     --
Current tax (provision) benefit           (23,000)        (5,000)          95,000
Deferred tax (provision) benefit           23,000          5,000          (95,000)
                                         --------       --------         --------
                                         $     --       $     --         $     --
                                         ========       ========         =========

The effective tax rate reconciliation is as follows:

                                                                                   Period From
                                                      Year            Year          Inception
                                                     Ended           Ended       (April 16, 2002)
                                                   December 31,   December 31,          to
                                                      2005           2004       December 31, 2005
                                                    --------       --------         --------
Tax expense (benefit) on book income
    computed at 34%                                 $ 23,000       $  5,000         $(95,000)

Increases (decreases) in taxes resulting from:
    Changes in valuation allowance                   (23,000)        (5,000)          95,000
                                                    --------       --------         --------

Income tax expense (benefit), as adjusted
                                                    $     --       $     --         $     --
                                                    ========       ========         ========

Effective tax rate                                      0.00%          0.00%            0.00%
                                                    ========       ========         ========

NOTE 7 - COMMITMENTS AND CONTINGENCIES

On July 1, 2004, the Company entered into an operating agreement with Altamont Oil & Gas, Inc., through which Altamont Oil & Gas, Inc. will operate the wells in which the Company has acquired a working interest. The payments received by the Company for its share of monthly production revenue from Altamont Oil & Gas, Inc. are net of its share of monthly operating costs and production royalty payments, both of which are paid directly by Altamont Oil & Gas, Inc.

NOTE 8 - OIL AND GAS PROPERTY ACQUISITIONS

On June 10, 2004, the Company acquired a 25% working interest the Boucher 27-1 well in Pondera County, Montana from an unrelated third party for $32,187. The Boucher 27-1 well is a producing gas well.

On July 1, 2004, the Company acquired 100% of the outstanding stock of Grizzly Energy, Inc. from Altamont Oil & Gas, Inc., an entity related through common ownership and management. Grizzly Energy, Inc. was acquired in a stock-for-stock exchange where 100% of the outstanding shares of Grizzly Energy, Inc. were acquired for 1,600,000 shares of the Company. Grizzly Energy, Inc. owns a 25% working interest in the State 36-1 well, a producing gas well in Pondera County, Montana. (See Note 3.)

                            SUPPLEMENTARY INFORMATION

MAJESTIC OIL & GAS, INC. AND SUBSIDIARY
(A Development Stage Company)
SUPPLEMENTARY INFORMATION
DISCLOSURE OF OIL & GAS PRODUCING ACTIVITIES AND PROPERTIES - UNAUDITED
DECEMBER 31, 2005 AND 2004
--------------------------------------------------------------------------------

                 OIL AND GAS PRODUCING ACTIVITIES AND PROPERTIES

Net capitalized costs related to the Company's oil and gas producing activities are summarized as follows as of December 31, 2005, and 2004:

                                                     2005                2004
                                                  ---------           ---------
Proved properties                                 $ 192,187           $ 192,187
Unproved properties                                      --                  --
                                                  ---------           ---------
    Total                                           192,187             192,187

Less accumulated depletion,
 depreciation, amortization
 and impairment                                     (34,000)            (14,000)
                                                  ---------           ---------

    Net capitalized costs                         $ 158,187           $ 178,187
                                                  =========           =========

Costs incurred in oil and gas property acquisition, exploration and development activities, including capital expenditures are summarized as follows for the years ended December 31, 2005 and 2004, the period from April 16, 2002 (Inception) to December 31, 2005:

                                                                         Period From
                                        Year           Year              Inception
                                        Ended          Ended          (April 16, 2002)
                                     December 31,    December 31,            to
                                         2005           2004          December 31, 2005
                                      -----------    -----------        -----------
Property acquisition costs:
    Proved                            $   192,187    $   192,187        $   192,187
    Unproved                                   --             --                 --
Exploration costs                              --             --                 --
Development costs                              --             --                 --
                                      -----------    -----------        -----------
                                      $   192,187    $   192,187        $   192,187
                                      ===========    ===========        ===========

(continued on next page)

MAJESTIC OIL & GAS, INC. AND SUBSIDIARY
(A Development Stage Company)
SUPPLEMENTARY INFORMATION
DISCLOSURE OF OIL & GAS PRODUCING ACTIVITIES AND PROPERTIES - UNAUDITED
DECEMBER 31, 2005 AND 2004
--------------------------------------------------------------------------------

The Company's results of operations from oil and gas producing activities (excluding corporate overhead and financing costs) are presented below for the years ended December 31, 2005 and 2004, the period from April 16, 2002 (Inception) to December 31, 2005:

                                                               Period From
                                Year            Year           Inception
                                Ended           Ended       (April 16, 2002)
                              December 31,    December 31,          to
                                2005             2004        December 31, 2005
                             -----------      -----------       -----------
Oil and gas sales            $   148,697      $    57,983       $   206,680
Production costs                 (47,143)         (16,832)          (63,975)
Depletion, depreciation
 and amortization                (20,000)         (14,000)          (34,000)
                             -----------      -----------       -----------
                                  81,554           27,151           108,705
Income tax provision                  --               --                --
                             -----------      -----------       -----------
                             $    81,554      $    27,151       $   108,705
                             ===========      ===========       ===========

Estimated Quantities of Proved Oil and Gas Reserves (Unaudited)

The reserve information presented below is based upon reports prepared by the independent petroleum engineering firm of Citadel Engineering Ltd. The Company emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of mature producing oil and gas properties. Accordingly, these estimates are expected to change as future information becomes available. All of the Companies reserves are located in the United States.

Proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions.

The standardized measure of discounted future net cash flows is computed by applying year-end prices of oil and gas to the estimated future production of proved oil and gas reserves, less estimated future expenditures to be incurred in developing and producing the proved reserves, less estimated future income tax expenses to be incurred on pretax net cash flows less tax basis of the properties and available credits, and assuming continuation of existing economic conditions. The estimated future net cash flows are then discounted using a rate of 10 percent a year to reflect the estimated timing of the future cash flows.

(continued on next page)

MAJESTIC OIL & GAS, INC. AND SUBSIDIARY
(A Development Stage Company)
SUPPLEMENTARY INFORMATION
DISCLOSURE OF OIL & GAS PRODUCING ACTIVITIES AND PROPERTIES - UNAUDITED
DECEMBER 31, 2005 AND 2004
--------------------------------------------------------------------------------

Presented below is a summary of the changes in estimated proved reserves of the Company for the years ended December 31, 2005. The Company did not own any oil and gas reserves prior to that year.

                                                             Oil        Gas
                                                           (Bbls)      (Mcf)
                                                         ----------  ----------
Proved reserves
    Beginning of the year                                        --     165,094
    Revisions of previous estimates                              --          --
    Improved recovery                                            --          --
    Purchases of reserves in place                               --          --
    Extensions and discoveries                                   --          --
    Production                                                   --     (20,442)
                                                         ----------  ----------
    Sales of reserves in place                                   --          --
    End of the year                                              --     144,652
                                                         ==========  ==========

All of the proved reserves currently owned by the Company are proved developed reserves. Proved developed reserves are those expected to be recovered through existing wells, equipment, and operating methods.

Standardized Measure of Discounted Future
 Net Cash Flows at December 31, 2005
    Future cash inflows                                             $ 1,852,000
    Future production costs                                            (176,000)
    Future development costs                                                 --
    Future income tax expenses                                         (158,000)
                                                                    -----------

    Future net cash flows                                             1,518,000
        10% annual discount for estimated
        timing of cash flows                                           (609,000)
                                                                    -----------

    Standardized measures of discounted future
     net cash flows relating to proved oil and
     gas reserves                                                   $   909,000
                                                                    ===========


The following reconciles the change in the standardized measure of discounted future net cash flow during 2005:

Beginning of the year                                                 $ 426,000
Net change in prices and production costs                               588,000
Net change in estimated future development costs                         15,000
Sales of oil and gas produced, net of
 production costs                                                      (120,000)
                                                                      ---------

End of the year                                                       $ 909,000
                                                                      =========

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

PROSPECTUS
MAJESTIC OIL & GAS, INC.


Selling shareholders are offering up to 1,640,000 shares of common stock. The selling shareholders will offer their shares at $.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We are also registering an additional 1,640,000 shares of common stock underlying warrants held by our selling stockholders. The selling shareholders cannot acquire the shares underlying these warrants until our shares are quoted on the OTC Bulletin Board and will be sold thereafter at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from the selling shareholders.

We have paid all expenses for registering the securities for a cost currently estimated at $25,000.

Our common stock is not now listed on any national securities exchange, the NASDAQ stock market or the Over the Counter Bulletin Board.


Dealer Prospectus Delivery Obligation

Until _________ (90 days from the date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II-INFORMATION NOT REQUIRED IN PROSPECTUS



                    INDEMNIFICATION OF OFFICERS AND DIRECTORS


Our Articles of Incorporation and By-laws, subject to the provisions of Nevada law, contain provisions that allow the corporation to indemnify any person under certain circumstances.

Nevada law provides the following:

17-16-851. Authority to indemnify.

          (a) Except as otherwise provided in this section, a corporation may indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if:

             (i) He conducted himself in good faith; and

             (ii) He reasonably believed that his conduct was in or at least Not opposed to the corporation's best interests; and

             (iii) In the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or

             (iv) He engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation, as authorized by W.S. 17-16-202(b)(v).

          (b) A director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of paragraph (a)(ii) of this section.

          (c) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

          (d) Unless ordered by a court under W.S. 17-16-854(a)(iii) a corporation may not indemnify a director under this section:

             (i) In connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the standard of conduct under subsection (a) of this section; or

             (ii) In connection with any proceeding with respect to conduct for which he was adjudged liable on the basis that he received a financial benefit to which he was not entitled.

          (e) Repealed By Laws 1997, ch. 190,ss.3.

        17-16-852. Mandatory indemnification.

     A corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

        17-16-853. Advance for expenses.

          (a) A corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he is a director if he delivers to the corporation:

             (i) A written affirmation of his good faith belief that he has met the standard of conduct described in W.S. 17-16-851 or that the proceeding involves conduct for which liability has been eliminated under a provision of the articles of incorporation as authorized by W.S. 17-16-202(b)(iv); and

             (ii) His written undertaking to repay any funds if he is not entitled to mandatory indemnification under W.S. 17-16-852 and it is ultimately determined that he has not met the standard of conduct described in W.S. 17-16-851.

             (iii) Repealed By Laws 1997, ch. 190,ss.3.

          (b) The undertaking required by paragraph (a)(ii) of this section shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to the financial ability of the director to make repayment.

          (c) Authorizations under this section shall be made:

             (i) By the board of directors:

               (A) If there are two (2) or more disinterested directors, by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two (2) or more disinterested directors appointed by such a vote; or

               (B) If there are fewer than two (2) disinterested directors, by the vote necessary for action by the board in accordance with W.S. 17-16-824(c), in which authorization directors who do not qualify as disinterested directors may participate; or

             (ii) By the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the authorization.

        17-16-854. Court-ordered indemnification and advance for expenses.

          (a) A director who is a party to a proceeding because he is a director may apply for indemnification or an advance for expenses to the court conducting the proceeding or to another court of competent jurisdiction. After receipt of an application and after giving any notice it considers necessary, the court shall:

             (i) Order indemnification if the court determines that the director is entitled to mandatory indemnification under W.S. 17-16-852;

             (ii) Order indemnification or advance for expenses if the court determines that the director is entitled to indemnification or advance for expenses pursuant to a provision authorized by W.S. 17-16-858(a); or

             (iii) Order indemnification or advance for expenses if the court determines, in view of all the relevant circumstances, that it is fair and reasonable:

               (A) To indemnify the director; or

               (B) To advance expenses to the director, even if he has not met the standard of conduct set forth in W.S. 17-16-851(a), failed to comply with W.S. 17-16-853 or was adjudged liable in a proceeding referred to in W.S.
 17-16-851(d)(i) or (ii), but if he was adjudged so liable his indemnification shall be limited to reasonable expenses incurred in connection with the proceeding.

          (b) If the court determines that the director is entitled to indemnification under paragraph (a)(i) of this section or to indemnification or advance for expenses under paragraph (a)(ii) of this section, it shall also order the corporation to pay the director's reasonable expenses incurred in connection with obtaining court-ordered indemnification or advance for expenses. If the court determines that the director is entitled to indemnification or advance for expenses under paragraph (a)(iii) of this section, it may also order the corporation to pay the director's reasonable expenses to obtain court-ordered indemnification or advance for expenses.

        17-16-855. Determination and authorization of indemnification.

          (a) A corporation may not indemnify a director under W.S. 17-16-851 unless authorized for a specific proceeding after a determination has been made that indemnification of the director is permissible because he has met the standard of conduct set forth in W.S. 17-16-851.

          (b) The determination shall be made:

             (i) If there are two (2) or more disinterested directors, by the board of directors by majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum), or by a majority of the members of a committee of two (2) or more disinterested directors appointed by such a vote;

             (ii) Repealed By Laws 1997, ch. 190,ss.3.

             (iii) By special legal counsel:

               (A) Selected in the manner prescribed in paragraph (i) of this subsection; or

               (B) If there are fewer than two (2) disinterested directors, selected by the board of directors (in which selection directors who do not qualify as disinterested directors may participate); or

             (iv) By the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the determination.

          (c) Authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible, except that if there are fewer than two (2) disinterested directors, authorization of indemnification shall be made by those entitled under paragraph (b)(iii) of this section to select special legal counsel.

        17-16-856. Officers.

          (a) A corporation may indemnify and advance expenses under this subarticle to an officer of the corporation who is a party to a proceeding because he is an officer of the corporation:

             (i) To the same extent as a director; and

             (ii) If he is an officer but not a director, to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors or contract, except for:

               (A) Liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding; or

               (B) Liability arising out of conduct that constitutes:

                 (I) Receipt by him of a financial benefit to which he is not entitled;

                 (II) An intentional infliction of harm on the corporation or the shareholders; or

                 (III) An intentional violation of criminal law.

             (iii) A corporation may also indemnify and advance expenses to a Current or former officer, employee or agent who is not a director to the Extent, consistent with public policy that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors or contract.

          (b) The provisions of paragraph (a)(ii) of this section shall apply to an officer who is also a director if the basis on which he is made a party to the proceeding is an act or omission solely as an officer.

          (c) An officer of a corporation who is not a director is entitled to mandatory indemnification under W.S. 17-16-852, and may apply to a court under W.S. 17-16-854 for indemnification or an advance for expenses, in each case to the same extent to which a director may be entitled to indemnification or advance for expenses under those provisions.

Our Articles and By-Laws also provide for indemnification to the fullest extent permitted under Nevada law.

With regard to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by our Corporation in connection with the issuance and distribution of the securities being offered by this prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. Selling security holders will pay no offering expenses.

---------------------------------------------------- ---------------------------
ITEM                                                 AMOUNT
---------------------------------------------------- ---------------------------
SEC Registration Fee*                                $  100
---------------------------------------------------- ---------------------------
Legal Fees and Expenses                              $5,000
---------------------------------------------------- ---------------------------
Accounting Fees and Expenses*                        $15,000
---------------------------------------------------- ---------------------------
Miscellaneous*                                       $4,900
---------------------------------------------------- ---------------------------
Total*                                               $25,000
---------------------------------------------------- ---------------------------
* Estimated Figure


                     RECENT SALES OF UNREGISTERED SECURITIES

At formation, the Company issued 3,000,000 shares of its common stock to Patrick
M. Montalban, President, CEO and director to the Company for his work in the formation and organization of the Company. This was recorded as a $300,000 charge to organizational expenses during the period from inception (April 16, 2002) to December 31, 2002.

During the year ended December 31, 2003, the Company issued 250,000 shares of its common stock to Michael Williams, Esq. in payment of legal fees incurred related to the registration of the Company with the Securities and Exchange Commission. This was recorded as a $25,000 charge to legal expenses during the year ended December 31, 2003.

On July 1, 2004, the Company acquired 100% of the outstanding stock of Grizzly Energy, Inc. from Altamont Oil & Gas, Inc., an entity related through common ownership and management. Grizzly Energy, Inc. was acquired in a stock-for-stock exchange where 100% of the outstanding shares of Grizzly Energy, Inc. were acquired for 1,600,000 shares of the Company. Grizzly Energy, Inc. owns a 25% working interest in the State 36-1 well, a producing gas well in Pondera County, Montana.

We relied upon Section 4(2) of the Securities Act of 1933, as amended for the above issuances. We believed that Section 4(2) was available because:

      o None of these issuances involved underwriters, underwriting discounts or commissions;

      o  We placed restrictive legends on all certificates issued;

      o  No sales were made by general solicitation or advertising;

      o  Sales were made only to accredited investors; and

      o  All investors were officers, directors, affiliates or legal counsel

Between July 1, 2004 and September 1, 2004, we made sales of 1,640,000 shares of common stock and 1,640,000 Warrants at an aggregate price of $.10 per Share/Warrant combination for total proceeds of $164,000.

With respect to the US sales, we relied upon Section 4(2) of the Securities Act of 1933, as amended for the above issuances. We believed that Section 4(2) was available because:

      o None of these issuances involved underwriters, underwriting discounts or commissions;

      o  We placed restrictive legends on all certificates issued;

      o  No sales were made by general solicitation or advertising;

      o Sales were made only to accredited investors or investors we had reason to believe possessed the knowledge and sophistication to understand the merits and risks of this investment; and

      o All investors were personally known to our officers, directors, or their affiliates

We relied upon Regulation S of the Securities Act of 1933, as amended for the above issuances to non US citizens or residents.

We believed that Regulation S was available because:

      o None of these issuances involved underwriters, underwriting discounts or commissions;

      o We placed Regulation S required restrictive legends on all certificates issued;

      o No offers or sales of stock under the Regulation S offering were made to persons in the United States;

      o No direct selling efforts of the Regulation S offering were made in the United States.


                                    EXHIBITS
Item 3

      1  Amended Articles of Incorporation of Majestic Oil & Gas, Inc.

      2  By-laws of Majestic Oil & Gas, Inc.

Item 4

      1  Form of common stock Certificate of the Majestic Oil & Gas, Inc. (1)

Item 5

      1  Legal Opinion of Williams Law Group, P.A.

Item 10

      1  Grizzly Share Exchange Agreement
      2  Operating Agreements with Altemont.
      3  Appraisal Reserve reports on wells

Item 22

         1. Articles of Incorporation of Grizzly Energy, Inc.
         2. By-laws of Grizzly Energy, Inc.

Item 23

         1  Consent of Eide Bailly LLP.*

         2  Consent of Williams Law Group, P.A. (included in Exhibit 5.1)

*Filed Herewith

      All other Exhibits called for by Rule 601 of Regulation SB-2 or SK are not applicable to this filing.

(1) Information pertaining to our common stock is contained in our Articles of Incorporation and By-Laws.

UNDERTAKINGS

The undersigned Registrant hereby undertakes to:

      (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

            (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

            (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) Include any additional or changed material information on the plan of distribution.

      2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

      3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      (4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (ss.230.424 of this chapter);

            (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

            (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

            (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Each prospectus filed pursuant to Rule 424(b)(ss.230.424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss.230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, in the City of Cut Bank, State of Montana on June 12, 2006.

   Majestic Oil & Gas, Inc.


By: /s/ Patrick M. Montalban
   ----------------------------------
Name: Patrick M. Montalban
-------------------------------------
Title:  Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:


---------------------------- -------------------------- -------------------------- --------------------------
       Title                        Name                       Date                       Signature
---------------------------- -------------------------- -------------------------- --------------------------
       Principal  Executive         Patrick M.                 6-12-2006                  /s/   Patrick M.
       Officer                      Montalban                                             Montalban
---------------------------- -------------------------- -------------------------- --------------------------
       Principal                    Patrick M.                 6-12-2006                  /s/   Patrick M.
       Accounting Officer           Montalban                                             Montalban
---------------------------- -------------------------- -------------------------- --------------------------
       Principal  Financial         Patrick M.                 6-12-2006                  /s/   Patrick M.
       Officer                      Montalban                                             Montalban
---------------------------- -------------------------- -------------------------- --------------------------

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:


---------------------------- -------------------------- -------------------------- --------------------------
       SIGNATURE                    NAME                       TITLE                      DATE
---------------------------- -------------------------- -------------------------- --------------------------
       /s/    Patrick M.            Patrick M.                 Director                   6-12-2006
       Montalban                    Montalban
---------------------------- -------------------------- -------------------------- --------------------------
       /s/ Dan Mitchell             Dan Mitchell               Director                   6-12-2006
---------------------------- -------------------------- -------------------------- --------------------------